Filed Pursuant to Rule 424(b)(5)
Registration No. 333-201464

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)
Common Stock, $0.01 par value per share	2,500,000	$26.22	$65,550,000	$7,617

(1)	Estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”) solely for the purpose of calculating the registration fee. The Proposed Maximum Offering Price Per Security is based upon the average of the high and low prices for the Registrant’s Common Stock as reported on the New York Stock Exchange on February 11, 2015 ($26.22).
(2)	Calculated in accordance with Rule 457(r) under the Securities Act. Payment of the registration fee at the time of filing of the registrant’s registration statement on Form S-3, filed with the Securities and Exchange Commission on January 13, 2015, was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act, and is paid herewith. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in such registration statement.

Prospectus Supplement

February 17, 2015

(To Prospectus dated January 13, 2015)

Brixmor Property Group Inc.

Dividend Reinvestment and Direct Stock Purchase Plan

2,500,000 Shares of Common Stock

This prospectus supplement relates to shares of common stock we may offer and sell from time to time according to the terms of the Brixmor Property Group Inc. Dividend Reinvestment and Direct Stock Purchase Plan (the “Plan”). Participants should retain this prospectus supplement for future reference.

The Plan has two components: a dividend reinvestment component and a direct stock purchase component. The dividend reinvestment component provides our stockholders with an easy and economical way to designate all or any portion of the cash dividends on their shares of our common stock, par value $0.01 per share for reinvestment in additional shares of our common stock. The direct stock purchase component permits our stockholders and new investors to, in each case, purchase shares of our common stock in an economical and convenient manner. For Plan participants, the minimum purchase amount for direct purchases is $50 per transaction not to exceed $20,000 per month. For interested investors that are not stockholders of Brixmor, the minimum purchase amount for initial cash investments is $100 and the maximum limit for initial cash investments is $20,000. This prospectus supplement describes and constitutes the Plan.

Your participation in the Plan is entirely voluntary, and you may terminate your participation at any time. If you do not elect to participate in the Plan, you will continue to receive cash dividends, if and when authorized by our Board of Directors and declared by us, in the usual manner.

Shares of common stock will be (i) purchased on the open market or (ii) purchased directly from us out of our authorized but unissued shares of common stock.

We have appointed Computershare Trust Company, N.A. (the “Plan Administrator”), to serve as the administrator of the Plan. You may enroll in the Plan by obtaining an enrollment form from the Plan Administrator and returning the completed form to the Plan Administrator.

Our common stock is listed on the New York Stock Exchange and trades under the symbol “BRX.” On February 13, 2015, the last sale price of our common stock as reported on the New York Stock Exchange was $26.27 per share.

To assist us in qualifying as a real estate investment trust, or “REIT,” for U.S. federal income tax purposes, among other purposes, under our charter, stockholders generally are restricted from owning more than 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock or more than 9.8% in value of the outstanding shares of our stock. In addition, our charter contains various other restrictions on ownership and transfer of our common stock. See “Description of Capital Stock—Restrictions on Ownership and Transfer” in the accompanying prospectus for a description of these restrictions.

Investing in our common stock involves risks. Please see the information under the caption “Risk Factors” beginning on page S-6 of this prospectus supplement and in the reports we file with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in this prospectus supplement or the accompanying prospectus, to read about factors you should consider before buying shares of our common stock.

None of the Securities and Exchange Commission, any state securities commission, or any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is February 17, 2015.

PROSPECTUS SUPPLEMENT

PROSPECTUS

i

ABOUT THIS PROSPECTUS SUPPLEMENT

You should read this prospectus supplement along with the accompanying prospectus, as well as the information incorporated by reference herein and therein, carefully before you invest. These documents contain important information you should consider before making your investment decision. This prospectus supplement and the accompanying prospectus contain the terms of this offering of common stock. The accompanying prospectus contains information about our securities generally, some of which does not apply to the common stock covered by this prospectus supplement. This prospectus supplement may add, update or change information contained in or incorporated by reference in the accompanying prospectus. If the information in this prospectus supplement is inconsistent with any information contained in or incorporated by reference in the accompanying prospectus, the information in this prospectus supplement will apply and will supersede the inconsistent information contained in or incorporated by reference in the accompanying prospectus.

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the additional information incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement.

We have not authorized anyone to provide you with information different from that contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus required to be filed with the Securities and Exchange Commission (the “SEC”). We are not making an offer to sell the common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any such free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

As used in this prospectus supplement and the accompanying prospectus, except where the context requires otherwise, references to “Brixmor,” “we,” “our,” “us” and the “company” refer to Brixmor Property Group Inc., together with its consolidated subsidiaries. References to our “common stock” refer to the common stock, $0.01 par value per share, of Brixmor Property Group Inc.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”) and therefore omit some of the information contained in the registration statement and the documents incorporated by reference therein. For further information about us and shares of our common stock, we refer you to the registration statement and to its exhibits and the exhibits to the reports and other documents incorporated therein by reference. Statements in this prospectus supplement and the accompanying prospectus about the contents of any contract, agreement or other document are not necessarily complete and in each instance we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement or report incorporated therein by reference, which each such statement being qualified in all respects by reference to the document to which it refers. Anyone may inspect the registration statement and its exhibits and schedules without charge at the public reference facilities the SEC maintains at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. You may obtain further information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also inspect these reports and other information without charge at a website maintained by the SEC. The address of this site is www.sec.gov.

We are subject to the informational requirements of the Exchange Act, and we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may inspect and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC at the address noted above. You may also obtain copies of this material from the Public Reference Room of the SEC as described above, or inspect them without charge at the SEC’s website. We also make available to our common stockholders annual reports containing consolidated financial statements audited by an independent registered public accounting firm.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus from the date we file that document. All documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the date that this offering is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference herein and therein. This prospectus supplement and the accompanying prospectus incorporate by reference the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2013;

•	our Quarterly Reports on Form 10-Q for the periods ended March 31, 2014, June 30, 2014 and September 30, 2014;

•	our Definitive Proxy Statement on Schedule 14A, filed on April 10, 2014 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2013);

•	our Current Reports on Form 8-K, filed on March 14, 2014, March 18, 2014, April 3, 2014, May 27, 2014, June 16, 2014, August 22, 2014, September 18, 2014, October 17, 2014, November 4, 2014, November 17, 2014, December 15, 2014, January 13, 2015, January 16, 2015, January 20, 2015 and January 21, 2015 as well as Item 1.01 in our Current Report on Form 8-K filed on February 9, 2015; and

•	the description of our common stock contained in our Registration Statement on Form 8-A filed on October 30, 2013, including all amendments and reports filed for the purpose of updating such description.

Any statement made in this prospectus supplement and the accompanying prospectus, or in a document incorporated by reference herein or therein, will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement and the accompanying prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

You can obtain any of the filings incorporated by reference into this prospectus and the accompanying prospectus supplement through us or from the SEC through the SEC’s website at www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement and the accompanying prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus supplement and the accompanying prospectus. You should direct requests for those documents to:

Brixmor Property Group, Inc.

420 Lexington Avenue

New York, New York 10170

Attn: Investor Relations

(212) 869-3000

Our reports and documents incorporated by reference in this prospectus supplement and the accompanying prospectus may also be found in the “Investors” section of our website at www.brixmor.com. Our website and the information contained in it or connected to it shall not be deemed to be incorporated into this prospectus supplement and the accompanying prospectus or any registration statement of which it forms a part.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, that reflect our current views with respect to, among other things, our operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as “outlook”, “believes”, “expects”, “potential”, “continues”, “may”, “will”, “should”, “seeks”, “approximately”, “projects,” “predicts”, “intends”, “plans”, “estimates”, “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties.

Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. All statements other than statements of historical fact are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in Brixmor’s business. We believe these factors include, but are not limited to, those described under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 12, 2014, as such factors may be updated from time to time in our periodic filings with the SEC, (which documents are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included or incorporated by reference in this prospectus supplement and the accompanying prospectus. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

DIRECT REGISTRATION

We are a participant in the Direct Registration System (“DRS”). DRS is a method of recording shares of stock in book-entry form. Book-entry means that your shares are registered in your name on our books without the need for physical certificates and are held separately from any Plan shares you may own, which are held in book-entry form in your Plan account with the Plan Administrator. Shares held in book-entry have all the traditional rights and privileges as shares held in certificate form. With DRS you can: eliminate the risk and cost of storing certificates in a secure place; eliminate the cost associated with replacing lost, stolen, or destroyed certificates; and move shares electronically to a broker or to other registered accounts. Any future share transactions will be issued in book-entry form.

SUMMARY

Overview

Brixmor Property Group Inc. is an internally-managed REIT that owns and operates the largest wholly-owned portfolio of grocery-anchored community and neighborhood shopping centers in the United States. Our portfolio is comprised of 522 shopping centers totaling approximately 87 million sq. ft. of gross leasable area. 521 of these shopping centers are 100% owned. Our high quality national portfolio is well diversified by geography, tenancy and retail format, with 70% of our shopping centers anchored by market-leading grocers. Our four largest tenants by annualized base rent are The Kroger Co., The TJX Companies, Inc., Wal-Mart Stores, Inc. and Publix Super Markets, Inc. Our community and neighborhood shopping centers provide a mix of necessity and value-oriented retailers and are primarily located in the top 50 Metropolitan Statistical Areas (“MSAs”), surrounded by dense populations in established trade areas. Our company is led by a proven management team that is supported by a fully-integrated, scalable retail real estate operating platform.

Brixmor Property Group Inc. (formerly known as BRE Retail Parent Inc.) was incorporated in Delaware on May 27, 2011 and changed its name to Brixmor Property Group Inc. on June 17, 2013. Effective November 4, 2013, we changed our jurisdiction of incorporation to Maryland. Our principal executive offices are located at 420 Lexington Avenue, New York, New York 10170, and our telephone number is (212) 869-3000.

Recent Developments

On February 6, 2015, we declared a cash dividend of $0.225 per share on shares of our common stock for the quarter ended March 31, 2015. The dividend is payable on April 15, 2015 to common stockholders of record as of the close of business on April 6, 2015. Purchasers of our common stock after the April 6, 2015 record date will not receive this dividend. If you are a current stockholder and your enrollment form is received by the Plan Administrator on or before the record date established for this dividend, reinvestment pursuant to the Plan will commence with this dividend.

Plan Summary

The following summary description of our Plan highlights selected information about the Plan, but may not contain all of the information that may be important to you. You should carefully read the entire text of the Plan, which appears in this prospectus supplement, before you decide to participate in the Plan.

Purpose of the Plan	The Plan is designed to provide a convenient and economical way for existing investors to increase their holdings and for new investors to make an initial investment in our common stock. Through the Plan, investors can reinvest the cash dividends paid on our common stock and purchase shares of our common stock through optional cash investments.

Dividend Reinvestment Options	You may choose from the following options:

Full Dividend Reinvestment: You may elect to reinvest all of your cash dividends by designating your election on your enrollment form. Dividends paid on all shares registered in your name in DRS form and/or credited to your account will be reinvested under the Plan in additional shares of common stock. You may enroll online or obtain enrollment forms at www.computershare.com/investor, the website for the Plan Administrator.

Partial Dividend Reinvestment: You may elect to receive part of your dividends in cash and reinvest part of your cash dividends by designating your election on your enrollment form. If you elect partial dividend reinvestment, you must specify the number of whole shares for which you want your dividends to be paid in cash. Dividends paid on all other shares registered in your name in DRS form and/or credited to your account will be reinvested.

No Dividend Reinvestment: You may elect to receive all of your dividends on all shares registered in your name in DRS form and/or credited to your account in cash by designating your election on your enrollment form. Dividends paid in cash will be sent to you in the manner in which such dividends are sent to stockholders of Brixmor.

You may change your investment option at any time by submitting a new enrollment election form to the Plan Administrator or by going online to the Plan Administrator’s website, www.computershare.com/investor. See Question 28 for more information. Dividends paid on all shares of common stock acquired under and held in the Plan will be automatically reinvested in additional shares of our common stock, unless otherwise requested.

Optional Cash Investments	You may make optional cash investments on a monthly basis, subject to a minimum per month purchase of $50 (or, in the case of interested investors who are not stockholders of Brixmor, an initial cash investment of $100) and a maximum per month purchase of $20,000. You may only make Large Cash Purchases in excess of $20,000 per month at our sole discretion and with our prior approval. See Questions 16 and 17 for more information.

Purchase Price for Dividend Reinvestments	If the shares are purchased from us, the Purchase Price will be the volume weighted average price per share, rounded to four decimal places, of shares of the Company’s common stock obtained from Bloomberg, LP (or, if Bloomberg, LP is no longer providing this information, another authoritative source) as traded on the New York Stock Exchange (“NYSE”) during regular NYSE hours on the dividend payment date.

If the shares are purchased on the open market or through privately negotiated transactions, the Purchase Price will be the weighted average of all purchases relating to the reinvestment of dividends for the applicable dividend.

Purchase Price for Optional Cash Investments	The purchase price of shares issued by us under the Plan will be the volume weighted average price per share, rounded to four decimal places, of our common stock obtained from Bloomberg, LP (or, if Bloomberg, LP is no longer providing this information, another authoritative source) as traded on the NYSE during regular NYSE hours.

The purchase price of shares of our common stock purchased on the open market with optional cash investments will be the weighted average of all purchases plus any applicable fees. See Question 10 for more information on certain fees that may be applicable to optional cash investments.

A Pricing Period is used to determine the price at which shares of our common stock will be purchased in connection with pre-approved large cash purchases in excess of $20,000 (“Large Cash Purchases”). See Question 17 for more information on the pricing of Large Cash Purchases.

Source of Purchase of Shares	Shares of common stock purchased through the Plan for Large Cash Purchases will be newly issued by us. Shares of common stock purchased through the Plan as dividend reinvestments and optional cash investments that are not Large Cash Purchases will be newly issued shares or supplied via purchases of shares of our common stock on the open market or through privately negotiated transactions, or by a combination of such purchases, at our option.

Purchase Dates	A “Purchase Date” is the date or dates on which the Plan Administrator purchases shares of our common stock for the Plan.

Dividend Reinvestment:

The Purchase Date will be (i) if shares are acquired directly from us, the dividend payment date authorized by our board of directors or (ii) in the case of open market purchases or privately negotiated transactions, the date or dates of actual investment, but generally no later than 30 business days following the dividend payment date.

Optional Cash Investments:

The Purchase Dates for optional cash investments are discussed in the response to Question 19.

Large Cash Purchases:

The Purchase Dates for pre-approved Large Cash Purchases are discussed in the response to Question 17.

Fees	See Question 10 for certain fees that may be applicable to your participation in the Plan

No Interest Pending Investment	No interest will be paid on cash dividends or optional cash investments (including Large Cash Purchases) pending investment or reinvestment under the terms of the Plan.

Amount Offered	This prospectus supplement relates to up to 2,500,000 shares of our common stock that may initially be offered in connection with the Plan. Because we expect to continue the Plan indefinitely, we expect to authorize for issuance and register under the Securities Act, additional shares from time to time as we deem necessary for purposes of the Plan and may otherwise amend the Plan.

Modification of Closure of Your Plan Account	You may modify or close your Plan account by notifying the Plan Administrator. See Questions 27 and 28 for more information.

Plan Administrator and Who to Contact with Questions	If you have any questions about the Plan, please call the Plan Administrator, Computershare Trust Company, N.A., toll free at (877) 373-6374, 24 hours a day, seven days a week. Customer service representatives are available Monday through Friday, between the hours of 8:00 a.m. and 8:00 p.m. Eastern Time (except holidays). You can also obtain important information about the Plan by going to the Plan Administrator’s website at www.computershare.com/investor.

RISK FACTORS

Before you invest in shares of our common stock, in addition to the other information in this prospectus supplement and the accompanying prospectus, you should carefully read and consider the risk factors described below as well as under the heading “Risk Factors” contained in Part I, Item 1A in our most recent Annual Report on Form 10-K and the risk factors contained in our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, as the same may be updated from time to time by our future filings under the Exchange Act. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment.

In connection with the forward-looking statements that appear in this prospectus supplement and the accompanying prospectus, you should also carefully review the cautionary statement referred to under “Forward-Looking Statements” in this prospectus supplement.

Your investment in the Plan is not protected from losses.

Your investment in the Plan is no different from any investment in other shares of our common stock held by you. If you choose to participate in the Plan, then you should recognize that none of us, our subsidiaries and affiliates, nor the Plan Administrator can assure you of a profit or protect you against loss on the shares that you purchase under the Plan. You bear the risk of loss in value and enjoy the benefits of gains with respect to all your shares. You need to make your own independent investment and participation decisions consistent with your situation and needs. None of us, our subsidiaries and affiliates, nor the Plan Administrator can guarantee liquidity in the markets, and the value and marketability of your shares may be adversely affected by market conditions. Your ability to liquidate or otherwise dispose of shares in the Plan is subject to the terms of the Plan and the withdrawal procedures thereunder. You may not be able to withdraw or sell your shares in the Plan in time to react to market conditions.

Plan accounts are not insured or protected by the Securities Investor Protection Corporation or any other entity and are not guaranteed by the Federal Deposit Insurance Corporation or any government agency.

Brixmor, its affiliates and the Plan Administrator will have limited liability to you with respect to the Plan.

Neither we, our affiliates, nor the Plan Administrator will be liable for any act, or for any failure to act, as long as we or they have made good faith efforts to carry out the terms of the Plan, as described in this prospectus supplement and on the forms that are designed to accompany enrollment and each investment, sale or activity.

The Purchase Price for shares purchased or sold under the Plan will vary.

The Purchase Price for any shares that you purchase or sell under the Plan will vary and cannot be predicted. You may purchase or sell shares at a price that is different from (more or less than) the price that you would pay if you acquired or sold shares on the open market on the related dividend payment date or purchase date, or sale date, as appropriate.

We may not be able to pay dividends on shares of our common stock.

We cannot assure you that we will declare or pay dividends in the future, and nothing contained in the Plan obligates us to do so. In order to qualify as a REIT, among other things, we must distribute to our stockholders at least 90% of our REIT taxable income each year. This distribution requirement may require us to distribute all or substantially all of our available cash and therefore may affect our ability to maintain dividend payments in the future if earnings decline. The requirements to qualify for REIT tax status are complex and technical, and we may not be able to qualify for reasons beyond our control. If we are unable to qualify for REIT tax status, then we may not be able to make distributions to our stockholders.

You will not earn any interest on your dividends or cash pending investment.

No interest will be paid on dividends, cash or other funds held by the Plan Administrator pending investment or disbursement.

The market price for our common stock varies, and you should purchase shares for long-term investment only.

Although our common stock currently is traded on the NYSE, we cannot assure you that there will, at any time in the future, be an active trading market for our common stock. Even if there is an active trading market for our common stock, we cannot assure you that you will be able to sell all of your shares at one time or at a favorable price, if at all. As a result, you should participate in the Plan only if you are capable of, and seeking, to make a long-term investment in our common stock.

You may incur tax obligations without receiving cash with which to pay those obligations.

If you reinvest dividends under the Plan, you will be treated for U.S. federal income tax purposes as having received a dividend on the dividend payment date, which may give rise to a tax payment obligation without providing you with cash to pay such tax when it becomes due. See Question 39 for a description of certain U.S. federal income tax consequences of participating in the Plan.

USE OF PROCEEDS

Proceeds from any newly issued shares of common stock purchased directly from us under the Plan will be available for general corporate purposes. We have no basis for estimating either the number of shares of common stock that will ultimately be purchased directly from us, if any, under the Plan or the prices at which such shares will be sold. If the Plan Administrator purchases shares of common stock in open market or privately negotiated transactions for the Plan, we will not receive any proceeds.

DESCRIPTION OF THE PLAN

The provisions of Brixmor’s Dividend Reinvestment and Direct Stock Purchase Plan are set forth below in question and answer format.

Purpose

1.	What is the purpose of the Plan?

The Plan is designed to provide a convenient and economical way for existing investors to increase their holdings and for new investors to make an initial investment in our common stock. Participants in the Plan may have all or any portion of their cash dividends automatically reinvested in our common stock. Participants may also elect to make monthly optional cash investments. The primary purpose of the Plan is to benefit long-term investors who want to increase their investment in our common stock. We may also use the Plan to raise additional capital through the direct sale of our common stock to existing stockholders or new investors.

Participation in the Plan is voluntary, and we give no advice regarding your decision to join the Plan.

2.	What are the options available to participants?

Stockholders may purchase additional shares of our common stock by (i) having the cash dividends on all, or part, of their shares of our common stock automatically reinvested, (ii) by receiving directly, as usual, their cash dividends, if, as and when declared, on shares of our common stock and investing in the Plan by making optional cash investments of not less than $50 per transaction and not to exceed $20,000 per month without our prior approval, or (iii) by investing their cash dividends and making such optional cash investments. Interested investors that are not stockholders of Brixmor may make initial cash investments in our common stock of not less than $100 and not to exceed $20,000 without our prior approval. Please refer to Question 7 for additional information regarding initial investments and to Question 16 for further information regarding optional cash investments.

3.	What are the advantages of participating in the Plan?

The primary benefits of participating in the Plan are as follows:

•	You may automatically reinvest cash dividends on all or a portion of your holdings of common stock in additional shares of common stock.

•	If you are a current stockholder, you may make optional cash investments on a monthly basis from $50 to $20,000, or, with our prior approval, in excess of $20,000, with or without enrolling in the dividend reinvestment portion of the plan. If you are an interested investor that is not a current stockholder, you may make an initial investment from $100 to $20,000, or, with our prior approval, in excess of $20,000, with or without enrolling in the dividend reinvestment portion of the plan.

•	There are no transaction or processing fees, expenses or service charges on shares of common stock purchased through dividend reinvestments under the Plan or on optional cash investments. Participants will, however, pay a transaction and processing fee on sales of common shares. See Question 10.

•	Your funds are subject to full investment under the Plan because your account will be credited with the purchase of whole shares, as well as fractional shares computed to six decimal places. Dividends will be paid not only on whole shares but also proportionately on fractional shares held in your account. Dividends paid on all such shares, including fractional shares, will be used to purchase additional shares of common stock, unless you specify otherwise.

•	You may direct the Plan Administrator to transfer, at any time at no cost to you, all or a portion of your shares in the Plan to a Plan account for another person as long as you meet all of the transfer requirements as set forth in Question 30.

•	You will receive statements containing information on all Plan transactions in your account within a reasonable time after a transaction occurs, as well as on a quarterly basis, that are designed to simplify your recordkeeping.

4.	What are the disadvantages of participating in the Plan?

The primary disadvantages of participating in the Plan are as follows:

•	Your investment in shares of common stock purchased under the Plan is not different from any investment in our common stock that you purchase directly. We cannot assure you of a profit or protect against a loss on shares purchased. You bear the risk of loss and enjoy the benefits of any gain from market price changes with respect to shares purchased under the Plan.

•	If you reinvest your cash dividends under the Plan, you will be treated for U.S. federal income tax purposes as having received a dividend on the dividend payment date, which may give rise to a tax payment obligation without providing you with cash to pay such tax when it becomes due. See Question 39 for a description of certain U.S. federal income tax consequences of participating in the Plan.

•	You will have limited control over the specific timing of purchases and sales of shares of common stock under the Plan. Because the Plan Administrator must receive funds for a cash purchase prior to the actual purchase date of the shares, your investments may be exposed to changes in market conditions.

•	We may, in our sole discretion, without prior notice, change our determination as to whether shares of common stock for dividend reinvestments will be purchased by the Plan Administrator directly from us or through open market or privately negotiated purchases.

•	No interest will be paid on funds that the Plan Administrator holds pending investment or that may ultimately be returned to you. See Questions 17 and 21.

•	The purchase price for shares of common stock purchased under the Plan may exceed the price that you would pay if you acquired shares of common stock on the open market or through privately negotiated transactions on the related dividend payment date or purchase date.

Administration

5.	Who administers the Plan for participants?

Computershare Trust Company, N.A. has been designated by Brixmor as its agent to administer the Plan for participants, maintain records, send regular statements of holdings to participants and perform other duties relating to the Plan. Shares of our common stock purchased under the Plan will be held by the Plan Administrator as agent for participants and registered in the name of the Plan Administrator or its nominee. The Plan Administrator also serves as transfer agent for our common stock. Should the Plan Administrator resign, or be asked to resign, another agent will be asked to serve.

All communications regarding the Plan should be sent to the Plan Administrator addressed as follows:

Computershare Trust Company, N.A.

P.O. Box 30170

College Station, TX 77842-3170

(877) 373-6374 (U.S. and Canada)

(781) 575-2879 (Outside U.S. and Canada)

www.computershare.com/investor

Participation

6.	Who is eligible to participate?

You may participate in the Plan if (a) you are a “registered holder;” that is, your shares are registered in your name on our stock transfer books, (b) you are a “beneficial owner;” that is, your shares are registered in a name other than your name (for example, in the name of a broker, bank or other nominee) (see Question 8), or (c) you are a new investor.

If you live outside the United States, you should first determine if there are any laws or governmental regulations that would prohibit your participation in the Plan, or affect the terms of the Plan. We have the right to terminate participation of any stockholder if we deem it advisable under any foreign laws or regulations. Tax consequences of Plan participation may vary under foreign laws or regulations, and you should determine the tax treatment of Plan features before you decide to invest through the Plan.

The Plan is intended for the benefit of our investors and not for persons or entities who engage in transactions that cause or are designed to cause aberrations in the price or trading volume of our common stock. Notwithstanding anything in the Plan to the contrary, we reserve the right to exclude from participation in the Plan at any time any persons or entities, as determined in our sole discretion.

7.	How does someone become a Plan participant?

The Plan is an “opt-in” plan. If you are a registered holder of our common stock, you may join the Plan by completing and signing an enrollment form and returning it to the Plan Administrator or by going online to the Plan Administrator’s website, www.computershare.com/investor. If you are enrolling for dividend reinvestment, the enrollment form must be received by the Plan Administrator prior to the dividend record date in order to take effect as of the related dividend payment date. A dividend record date is, with respect to any dividend declared by our Board of Directors, the date set by our Board of Directors for determining stockholders of record entitled to receive the dividend.

If you are a beneficial holder of our common stock, you should follow the procedure described in the answer to Question 8.

If you are a new investor, that is, you do not currently own shares of our common stock, you may join the Plan in either of the following ways:

(a) Going to the Plan Administrator’s website at www.computershare.com/investor, and following the instructions provided for opening a Plan account online. You will be asked to complete an Online Initial Enrollment Form and to submit an initial optional cash investment between $100 and $20,000. To make an initial optional cash investment you may authorize a one-time online bank debit from your U.S. bank account of at least $100 and/or you may authorize a minimum of two consecutive monthly automatic deductions of at least $50 each from your U.S. bank account.

(b) Completing and signing an Initial Enrollment Form and submitting an initial investment in the amount between $100 and $20,000. To make an initial optional cash investment in this manner, you may enclose a check, payable in U.S. funds and drawn against a U.S. bank, to “Computershare—Brixmor Property Group Inc.” or you may complete the enclosed direct debit authorization form and authorize a minimum of two consecutive monthly automatic deductions of at least $50 each from your U.S. bank account by following the instructions provided.

If you are enrolling by making an optional cash investment of less than $10,000, the enrollment form and investment funds must be received by the Plan Administrator at least one business day before the date such funds are to be invested for a particular month (see Question 19). Enrollment forms may be obtained at any time by telephonic, Internet or written request to the Plan Administrator.

8.	How do I enroll in the Plan if I am a beneficial owner?

If you are a beneficial owner, that is your shares are held on the books of the Company in the name of a broker, bank or other nominee (a “Nominee”), your dividends will be reinvested automatically by the Nominee in additional shares under the Plan only if your Nominee provides such a service and you elect to participate in the Plan. Many Nominees do not provide such a service and routinely request dividends to be paid in cash on all shares registered in their names. Therefore, if your shares are held for your account by a Nominee and you would like to participate in the Plan, then, in addition to enrolling in the Plan as provided in Question 7, you must either make appropriate arrangements for your Nominee to participate on your behalf, or you must become a stockholder of record by having a part or all of your shares transferred to your own name in DRS form. If your shares are held in the name of a Nominee, you should contact the Nominee for details.

9.	When may a stockholder or an interested investor join the Plan?

A stockholder or other interested investor may join the Plan at any time and will remain a participant until participation is terminated (see Questions 27 and 29) or all shares held in the participant’s Plan account are sold.

If a request specifying the reinvestment of dividends is received by the Plan Administrator prior to the record date of a dividend payment, reinvestment commences with that dividend payment. If the request is received after that date, reinvestment of dividends through the Plan may not begin until the dividend payment following the next record date.

Costs

10.	Are there any expenses associated with participation in the Plan?

	Transaction Fee	Processing Fee
Enrollment fee	No charge	N/A
Sales of common shares (partial or full):
Batch order sales fee	$15.00	$0.12 per share sold
Market order sales fee	$25.00	$0.12 per share sold
Day limit order sales fee	$25.00	$0.12 per share sold
GTC limit order sales fee	$25.00	$0.12 per share sold
Sales requests processed over the telephone by a customer service representative will be assessed an additional transaction fee of $15.00 per request
Reinvestment of dividends	No charge	None
Optional cash investments via check or one-time direct debit	No charge	None
Optional cash investments via recurring monthly direct debit	No charge	None
Gift or transfer of common shares	No charge	None
Insufficient funds	$35.00 per check or other returned deposit (plus fees for sales of common shares)	None

Reinvestment of Dividends under the Plan

11.	What are the dividend payment options?

You may select from the following dividend options:

Full Dividend Reinvestment. You may elect to reinvest all of your cash dividends by designating your election on your enrollment form. Dividends paid on all shares of our common stock registered in your name in DRS form and/or credited to your account will be reinvested under the Plan in additional shares of common stock. Automatic reinvestment of your dividends does not relieve you of liability for income taxes that may be owed on your dividends.

Partial Dividend Reinvestment. You may elect to receive part of your dividends in cash and reinvest part of your cash dividend by designating your election on your enrollment form. If you elect partial dividend reinvestment, you must specify the number of whole shares for which you want your dividends to be paid in cash. Dividends paid on all other shares registered in your name in DRS form and/or credited to your account will be reinvested into additional shares of common stock.

No Dividend Reinvestment. You may elect to receive all of your dividends on all shares registered in your name in DRS form and/or credited to your account in cash by designating your election on your enrollment form. Dividends paid on all shares registered in your name and/or credited to your account will be paid in cash. Dividends paid in cash will be sent to you in the manner in which such dividends are sent to stockholders of Brixmor.

12.	If a participant reinvests dividends, will the participant still owe taxes on the amount reinvested?

Automatic reinvestment of your dividends does not relieve you of liability for income taxes that may be owed on your dividends. Dividends paid on shares credited to your account will be included in information provided both to you and the IRS. You will be treated for U.S. federal income tax purposes as having received a dividend on the dividend payment date, which may give rise to a tax payment obligation without providing you with immediate cash to pay such tax when it becomes due. See Question 39 for a description of certain U.S. federal income tax consequences of participating in the Plan.

The Plan Administrator will begin to reinvest your dividends automatically on the next dividend payment date after the Plan Administrator receives your fully completed enrollment form and initial investment, if applicable. If your completed enrollment form and initial investment, if applicable, arrive after the record date, reinvestment may not begin until the following dividend.

Purchases of Shares under the Plan

13.	How many shares of common stock will be purchased for each Plan participant?

The number of shares to be purchased for your account under the Plan will depend on the amount of your dividends being reinvested, the amount of any optional cash investments and the price of the shares of our common stock. Each participant’s Plan account will be credited with that number of shares, including fractions, equal to the total amount to be reinvested or invested through optional cash investments, divided by the applicable purchase price per share.

14.	What will be the price of shares of common stock purchased under the Plan?

The Plan provides you with a convenient and attractive method of investing cash dividends in, and/or making optional cash investments in, additional shares of our common stock. The purchase price of shares issued by Brixmor under the Plan will be the volume weighted average price per share, rounded to four decimal places, of shares of the Company’s common stock obtained from Bloomberg, LP (or, if Bloomberg, LP is no longer providing this information, another authoritative source) as traded on the NYSE during regular NYSE hours on the dividend payment date, typically the 15th of January, April, July and October, (for reinvestment of dividends) or the volume weighted average price per share, rounded to four decimal places, of shares of the Company’s common stock obtained from Bloomberg, LP (or, if Bloomberg, LP is no longer providing this information, another authoritative source) as traded on the NYSE during regular NYSE hours on the investment date.

The price of shares of our common stock purchased on the open market with optional cash investments will be the weighted average of all purchases plus any applicable fees. See Question 10.

The price of shares of our common stock purchased on the open market with cash dividends will be the weighted average of all purchases.

Since purchase prices for our common stock are established on the applicable investment date, a participant loses any advantages otherwise available from being able to select the timing of investments.

Participants should recognize that neither Brixmor nor the Plan Administrator can assure a profit or protect against a loss on shares of our common stock purchased under the Plan.

15.	What is the source of shares purchased under the Plan?

The Plan provides the Plan Administrator the flexibility of using dividends and optional cash investments to purchase shares of our common stock from us out of our authorized but unissued shares of our common stock or on the open market or in privately negotiated transactions. Share purchases in the open market may be made on any stock exchange where our common stock is traded or by negotiated transactions on such terms as the Plan Administrator may reasonably determine. The Plan Administrator will invest all cash dividends and optional cash investments as soon as practicable after receipt, and in no event will investment occur later than 30 days after receipt, except when compliance with federal and state securities laws or other regulatory authorities and temporary curtailment or suspensions of any trading in Brixmor’s common stock mandate it. Neither Brixmor nor any participant will have any authority or power to direct the date, time or price at which shares may be purchased by the Plan Administrator.

Transaction processing may be curtailed or suspended until the completion of any stock dividend, stock split or rights offering.

The Plan Administrator may use an affiliated broker (“Affiliated Broker”) for trading activity under the Plan on behalf of Plan participants. The Affiliated Broker receives a commission in connection with the transactions it processes.

16.	How may Plan participants make optional cash investments?

Plan participants may make optional cash investments of $50 to $20,000 or, with our prior approval, in excess of $20,000 in any month. (See Question 17 for a description of the process for making optional cash investments in excess of $20,000 in any month.)

Plan participants may make payment for an optional cash investment of $50 to $20,000 in one of the three following ways:

By Check. You can send a check in the amount of your optional cash investment payable to “Computershare—Brixmor Property Group Inc.,” in U.S. dollars drawn on a U.S. bank. Cash, traveler’s checks, money orders or third party checks are not acceptable. Checks should be mailed to the Plan Administrator pursuant to the Plan enrollment form (for new participants) or the tear-off portion of the account statement (for current participants). Checks must be received by the Plan Administrator at least one business day before a Purchase Date (we describe a Purchase Date more fully in the answer to Questions 17 and 19 below) in order to be invested on that date. When investing by check, participants do not need to invest the same amount each time they choose to purchase shares in the Plan. Participants are under no obligation to make investments in any month or otherwise participate in the Plan on an ongoing basis.

By One-Time Online Bank Debit. A registered holder of our common stock can make an optional cash investment of $50 to $20,000 online by logging on to www.computershare.com/investor, selecting “Investor Centre,” and following the online instructions. Registered holders should refer to the online confirmation for their bank account debit date and Purchase Date. When making an optional cash investment by one-time online bank debit, registered holders do not need to invest the same amount each time and are under no obligation to make investments in any month or otherwise participate in the plan on an ongoing basis.

By Recurring Automatic Debits from a U.S. Bank Account. A registered holder may authorize the Plan Administrator to make optional cash investments of $50 to $20,000 by recurring monthly purchase of a specified dollar amount paid for by automatic withdrawal from the registered holder’s U.S. bank account. Participants can authorize the Plan Administrator to make the recurring withdrawals by completing and delivering to the Plan Administrator a Direct Debit Authorization Form or by following instructions on the Plan Administrator’s website, www.computershare.com/investor. Under this process, a participant’s funds will be withdrawn from such participant’s bank account, via electronic funds transfer, on the 20th day of each month (or the next business day if the 20th day is not a business day). Requests will be processed and will become effective as promptly as practicable; however, registered holders should allow four to six weeks for the first purchase to be initiated when using this form of payment. Automatic deductions will continue at the level set until a registered holder changes his or her instructions by notifying the Plan Administrator. To terminate monthly purchases by automatic withdrawal, written, signed instructions must be sent to the Plan Administrator. Alternatively, you can terminate monthly deductions through www.computershare.com/investor. It is the responsibility of the registered holder to notify the Plan Administrator if any direct debit information changes.

17.	May I invest more than the Plan maximum of $20,000 per month per account?

Large Cash Purchases in excess of $20,000 per month (including any initial investments in excess of $20,000) may be made only by investors that submit Large Cash Purchase requests that are approved by us, in our sole discretion.

Submission of Requests for Waiver. We, in our sole discretion, will determine whether to accept Large Cash Purchase requests at any time. Investors who wish to make Large Cash Purchases for any month should telephone us at (844) 641-6425 to determine (by a pre-recorded message) if we will be considering Large Cash Purchase requests for such month. When you call, you will be informed of one of the following:

•	that we are not currently considering Large Cash Purchase requests; or

•	that we will be considering Large Cash Purchase requests, in which case we will provide information about submitting a Large Cash Purchase request form.

Large Cash Purchase request forms may be obtained online through the “Investors” section of our website at www.brixmor.com. We must receive completed Large Cash Purchase requests by facsimile at fax no. (212) 869-9585 no later than 3:00 p.m. Eastern Time on the third business day before the first day of the “pricing period” for the applicable waiver period, as described below. We will notify by telephone any investor whose Large Cash Purchase request has been approved (including the amount of the investment approved) by 5:00 p.m. Eastern Time on the second business day before the first day of the applicable pricing period. The Plan Administrator must receive good funds relating to any approved Large Cash Purchase request by wire transfer to the account designated by us no later than 2:00 p.m. Eastern Time on the business day before the first day of the applicable pricing period. All such funds received after 2:00 p.m. Eastern Time on such business day will be returned without interest.

Action on Large Cash Purchase Requests. We have the sole discretion to grant or refuse to grant, in whole or in part, a Large Cash Purchase request. In acting on a Large Cash Purchase request, we will consider relevant factors, including without limitation:

•	whether the Plan is then purchasing shares of our common stock from us or in the open market;

•	our need for additional funds;

•	the attractiveness of obtaining funds through the sale of shares of our common stock under the Plan compared to other available sources of funds;

•	the purchase price likely to apply to any sale of shares of our common stock under the Plan;

•	the party submitting the request, including the extent and nature of that party’s prior participation in the Plan and the number of shares of our common stock held by that party; and

•	the aggregate amount of Large Cash Purchases in excess of $20,000 for the month for which we have received Large Cash Purchase requests under the Plan.

Large Cash Purchases will be priced as follows:

•	To determine the purchase price of shares of our common stock purchased from us pursuant to a Large Cash Purchase request, we will fix the number of trading days in the “pricing period” for the applicable investment. The pricing period will consist of one to 15 consecutive trading days, unless the pricing period is extended as described below. On each trading day, we will apply an equal portion of the amount approved for investment pursuant to a Large Cash Purchase request to the purchase of shares of our common stock, subject to the qualifications described below. Each day in the pricing period on which shares are purchased is referred to as a “Purchase Date.” The price for shares purchased on each Purchase Date in a pricing period will be equal to 100% (less any applicable discount, as described below) of the volume weighted average price, rounded to four decimal places, of shares of our common stock, as traded on the NYSE during regular NYSE hours on the Purchase Date. We will obtain this pricing information from Bloomberg, LP or, if Bloomberg, LP is no longer providing this information, another authoritative source.

•	We may establish for each pricing period a minimum, or “threshold,” price applicable to purchases made pursuant to a Large Cash Purchase request. We will make this determination in our discretion after a review of, among other factors, current market conditions, the level of participation in the Plan and our current and projected capital needs.

•	If established for any pricing period, the threshold price will be stated as a dollar amount which the volume weighted average price of shares of our common stock, rounded to four decimal places, as traded on the NYSE during regular NYSE hours, must equal or exceed for each trading day of such pricing period (not adjusted for discounts, if any) in order for such trading day to be considered a Purchase Date. Except as provided below, any trading day for which such volume weighted average price is less than the applicable threshold price will not be considered a Purchase Date and no funds will be invested in shares of our common stock on that date. Funds that are not invested will be returned without interest, as described below.

•	The establishment of the threshold price and the potential return of a portion of investment funds applies only to investments made pursuant to Large Cash Purchase requests. Establishing a threshold price for a particular pricing period will not affect the establishment of a threshold price for any subsequent pricing period.

•	If we establish a threshold price for any pricing period, we may elect to extend that pricing period. If we do so, the initial pricing period may be extended by the number of trading days during the initial pricing period, up to five trading days, during which the threshold price is not satisfied or there are no trades of shares of our common stock on the NYSE.

•	If we elect to grant a pricing period extension and the threshold price is satisfied for any additional trading day during an extension, that trading day will be included as a Purchase Date for the extended pricing period. For example, if the extension feature is in use and the initial pricing period is ten trading days, but the threshold price is not satisfied on three out of those ten days, the pricing period will be extended by three trading days. If the threshold price is satisfied on any of the three trading days during the extension period, each of those three trading days will be a Purchase Date for that pricing period.

•

We may establish a discount from the market price otherwise applicable to Large Cash Purchases (including initial investments) made pursuant to a request for waiver, but are not obligated to do so. Any discount (including any applicable brokerage fees or other administrative charges paid by us) may be up to a maximum of 5% of the regular market price and may vary in our sole discretion. We may establish any discount in our sole discretion after a review of, among other factors, current market conditions, the level of participation in the Plan, the attractiveness of obtaining financing through the sale of shares of our common stock as compared to other sources of funds, and our current and projected capital needs. Establishing a discount for a particular pricing period will not affect the establishment of a discount for any subsequent pricing period.

•	Any investor purchasing shares of our common stock pursuant to a request for a Large Cash Purchase will be treated as the beneficial owner of all shares purchased on each Purchase Date in the applicable pricing period as of the close of business on such Purchase Date, although Plan shares will not be credited to such investor’s account until the conclusion of the pricing period unless we use the “continuous settlement feature” described below for that pricing period.

If we elect to use the continuous settlement feature, shares will be credited to the Plan accounts of investors purchasing shares pursuant to requests for a Large Cash Purchase within three business days after each Purchase Date. We may activate the continuous settlement feature for a particular investment at the time we determine other pricing terms in respect of shares to be sold pursuant to a Large Cash Purchase request.

•	We will return, without interest, any amount to be invested pursuant to a Large Cash Purchase request that is not applied to the purchase of shares of our common stock because the threshold price is not met or shares of our common stock are not traded on the NYSE on any trading day during a pricing period or extension, as applicable. Any such uninvested funds will be returned within five business days after the last day of the applicable pricing period, as it may be extended. The amount returned will be based on the number of days on which the threshold price was not satisfied or no trades were reported on the NYSE compared to the total number of days in the pricing period or extended pricing period, as applicable. For example, the amount returned for a ten-day pricing period will equal one-tenth of the total amount of your proposed Large Cash Purchase investment for each trading day on which the threshold price is not satisfied or shares of our common stock are not traded on the NYSE.

18.	Are there any other limits on the purchase of shares of common stock under the Plan?

To assist us in complying with the limitations on the concentration of ownership of a REIT imposed by the Internal Revenue Code of 1986, as amended, or the “Internal Revenue Code,” among other purposes, our charter prohibits, with certain exceptions, any person or entity from beneficially or constructively owning, applying certain attribution rules under the Internal Revenue Code, more than 9.8% in value of the outstanding shares of our common stock, or 9.8% by value or number of shares, whichever is more restrictive, of the outstanding shares of our stock. Our board of directors may, in its sole discretion, subject to such conditions as it may determine and the receipt of certain representations and undertakings, waive the 9.8% ownership limits with respect to a particular stockholder if such ownership will not jeopardize our qualification as a REIT.

Our charter also prohibits any person from, among other things:

•	owning shares of our stock that would result in our being “closely held” under Section 856(h) of the Internal Revenue Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT;

•	transferring shares of our stock if such transfer would result in our stock being owned beneficially by fewer than 100 persons (taking into account certain constructive ownership rules); and

•	beneficially owning shares of our stock to the extent such ownership would result in our failing to qualify as a “domestically controlled qualified investment entity” within the meaning of Section 897 of the Internal Revenue Code.

Any attempted transfer of our stock which, if effective, would result in violation of the above limitations (except for a transfer which results in shares being owned by fewer than 100 persons, in which case such transfer will be void and of no force and effect and the intended transferee shall acquire no rights in such shares) will cause the number of shares causing the violation, rounded to the nearest whole share, to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries designated by us and the intended transferee will not acquire any rights in the shares.

See “Material United States Federal Income Tax Considerations” and “Description of Capital Stock—Restrictions on Ownership and Transfer” in the accompanying prospectus for additional information.

19.	When will shares of common stock be purchased under the Plan?

Initial and Optional Cash Investments up to $20,000. For common stock acquired directly from us, the purchase date will generally be on the 25th calendar day of each month, or the next trading day if the 25th day is not a trading day. For common stock acquired in open market transactions, purchases will begin on the 25th calendar day of each month, or the next trading day if the 25th day is not a trading day, and will be completed no later than 30 days following such date, except where investment of such funds at a later date is necessary or advisable under any applicable securities laws. The Plan Administrator will commingle all funds received from participants. Once a participant has placed an order, he or she may not request a cash refund or otherwise change the order. No interest will be paid on funds pending investment held by the Plan Administrator.

Large Cash Purchases. If we grant the request for waiver to make a Large Cash Purchase, there will be a “Pricing Period,” which will generally consist of one to 15 consecutive trading days, unless the pricing period is extended as described in Question 17 above, as determined by us in our sole discretion during which our common stock is traded on the NYSE following our grant of the request for waiver. If we grant your request for waiver to make a Large Cash Purchase, the dates of the Pricing Period will be as described in Question 17 above. Each of these separate days will be a “Purchase Date.” See Question 17 for additional information regarding the specific dates in the Pricing Period when shares will be purchased under the Plan.

20.	How are dishonored payments handled?

If any check, draft or electronic funds transfer that is tendered or ordered by a participant as payment to the Plan Administrator to purchase common stock is dishonored, refused or returned, such participant agrees that the purchased shares when credited to the participant’s account may be sold, on the Plan Administrator’s order, without the participant’s consent or approval, to satisfy the amount owing on the purchase. The “amount owing” will include the purchase price paid, any purchase and sale transaction fees, any brokerage commissions and the Plan Administrator’s returned check or failed electronic payment fee of $35.00. If the sale proceeds of purchased shares are insufficient to satisfy the amount owing, such participant authorizes the Plan Administrator to sell additional shares then credited to the participant’s account as necessary to cover the amount owing, without the participant’s further consent or authorization. The Plan Administrator may sell shares to cover an amount owing as a result of the participant’s order in any manner consistent with applicable securities laws. Any sale for that purpose on a national securities market will be considered to be commercially reasonable. A participant grants the Plan Administrator a security interest in all shares credited to such participant’s account, including securities subsequently acquired and held or tendered for deposit, for purposes of securing any amount owing as described in this paragraph.

21.	Will interest be paid on Plan accounts?

No. Interest will not be paid on Plan accounts or on any amounts held pending investment.

22.	Who will hold the additional shares purchased through the Plan?

Shares purchased through the Plan are held in safekeeping in book-entry form on Plan Administrator’s records. The number of shares (including fractional interests) held for each participant will be shown on each account statement. Keeping shares in book-entry form protects against certificate loss, theft and destruction.

Reports to Participants

23.	What kind of reports will be sent to participants in the Plan?

The Plan Administrator will maintain a separate Plan account for each participant. All shares issued to participants under the Plan will be credited to their Plan account. The Plan Administrator will mail to each participant a statement confirming the issuance of shares within five days after the allocation of shares is made. The statement will show the amount of the dividend, the price at which shares were credited, the number of full and fractional shares credited, the number of shares previously credited and the cumulative total of shares credited. For market order sales the time of sale will be provided. Please notify the Plan Administrator promptly if your address changes. In addition, participants will receive copies of our annual and quarterly reports to stockholders, proxy statements and dividend income information for tax purposes. Participants may also view year-to-date transaction activity in their Plan account under the Plan for the current year, as well as activity in prior years, by accessing their Plan account at www.computershare.com/investor.

Dividends

24.	How are dividends credited to participants’ accounts under the Plan?

On shares of our common stock for which a participant has directed that dividends be reinvested, cash dividends will automatically be credited to a participant’s Plan account and reinvested in additional shares of our common stock. Participants who do not elect dividend reinvestment will receive cash dividends, if authorized and declared, as usual. Stockholders who do not participate in the Plan will receive cash dividends, if authorized and declared, as usual.

25.	Will participants be credited with dividends on fractions of shares?

Yes, and dividends will be paid on the fractional shares.

26.	Will dividends continue to be paid while the Plan is in effect?

In order to continue to qualify as a REIT, we must distribute to our stockholders at least 90% of our REIT taxable income (with certain adjustments) each year. This distribution requirement may limit our ability to maintain a constant level of dividend payments in the future if earnings decline, and limits the capital available to us to internally fund growth. The requirements to qualify for REIT status are complex and technical, and we may not be able to qualify for reasons beyond our control. Failing to qualify as a REIT could adversely affect our tax status and reduce the amount of money available for distributions to our stockholders. Our board of directors has the ultimate discretion over our investment, financing and dividend policies, subject to statutory and regulatory requirements and other factors, such as maintaining our status as a REIT. While we expect to continue paying distributions to our stockholders, the amount and timing of these distributions may be changed, or the payment of dividends terminated, at any time without notice.

Modification and Termination

27.	How does a participant terminate participation in the Plan?

Participants may terminate participation in the Plan at any time by notifying the Plan Administrator through the Internet, by telephone or in writing. If the Plan Administrator receives the notice to terminate near a record date for a dividend payment and your dividends are to be reinvested, the Plan Administrator, in its sole discretion, may either distribute such dividends in cash or reinvest them in shares on your behalf. In the event reinvestment is made, the Plan Administrator will process the termination as soon as practicable, but in no event later than five trading days after the reinvestment is completed.

Upon termination of participation, your shares will be moved to a book-entry DRS account for the number of full shares of our common stock held by the Plan Administrator. At the same time, you will receive a check in payment for any fractional shares in your account, valued at the then current market price of our common stock, less any applicable processing fees and any other costs of sale. If you prefer, you can request that your full shares of our common stock held by the Plan Administrator be sold (see Question 31).

28.	How do participants change their dividend reinvestment options or stop dividend reinvestment?

You may change your dividend reinvestment election by completing and signing a new election form and returning it to the Plan Administrator or by going online to the Plan Administrator’s website, www.computershare.com/investor. To be effective for a specific dividend, the Plan Administrator must receive any change before or on the record date for such dividend. Record dates are usually 15 days prior to dividend payment dates. If the Plan Administrator does not receive your new election form before the record date for the next dividend, the changes will not be effective with respect to that dividend and will take effect with respect to the following dividend. After processing a request to stop dividend reinvestment, any shares credited to your account under the Plan will continue to be held in book entry form, and dividends on any of your shares held in DRS form will be paid in cash by check or electronic funds transfer, as you may elect.

29.	May the Plan be changed or discontinued and can the Plan Administrator terminate a participant’s Plan account?

We may suspend, modify or terminate the Plan or any provision of the Plan at any time in our sole discretion. All participants will receive notice of any such suspension, modification or termination. Amendments may include, among other things, our appointment of a successor Plan administrator. We reserve the right to terminate the participation of any stockholder if we deem it advisable under any laws or regulations. If the Plan is terminated, whole shares will continue to be held in book-entry form in your Plan account or distributed in DRS form at our sole discretion. A cash payment will be made for any fractional share.

The Plan Administrator may terminate your Plan account if you do not own at least one whole share. In the event your Plan account is terminated for this reason, a check for the cash value of the fractional share will be sent to you, less any service and processing fees, and your account will be closed.

Sale and Transfer of Plan Shares

30.	Can participants transfer shares that they hold in the Plan to someone else?

Yes. Participants may transfer ownership of some or all of their shares held through the Plan (subject to the restrictions set forth in our charter, as amended from time to time, and restrictions imposed by U.S. federal and state securities laws). In order to transfer some or all of your shares, you may visit the Computershare Transfer Wizard at www.computershare.com/transferwizard. The Transfer Wizard will guide you through the transfer process, assist you in completing the transfer form, and identify other necessary documentation you may need to provide.

Participants may transfer shares to new or existing Brixmor stockholders. You may not transfer fractional shares.

31.	May a portion of a participant’s Plan shares be sold?

Participants may sell or transfer shares in their account by contacting the Plan Administrator. Shares may be sold through a market order or a batch order, depending on how the sale request is submitted.

Market Order. A market order is a request to sell shares promptly at the current market price. Market order sales are only available at www.computershare.com/investor through Investor Centre or by calling the Plan Administrator directly at (877) 373-6374 (within the United States and Canada). Market order sale requests received at www.computershare.com/investor through Investor Centre or by telephone will be placed promptly upon receipt during market hours (normally 9:30 a.m. to 4:00 p.m. Eastern Time). Any orders received after 4:00 p.m. Eastern Time will be placed promptly on the next day the market is open. The price shall be the market price of the sale obtained by the Plan Administrator’s broker, less a service charge of $25.00 and applicable processing fees, currently $0.12 per share.

Batch Order. A batch order is an accumulation of all sales requests for a security submitted together as a collective request. The Plan Administrator will automatically treat all sale requests in writing as batch order sale requests. Batch orders are submitted on each market day, assuming there are sale requests to be processed. Sale instructions for batch orders received by the Plan Administrator will be processed no later than five business days after the date on which the order is received (except where deferral is required under applicable federal or state laws or regulations), assuming the applicable market is open for trading and sufficient market liquidity exists. To maximize cost savings for batch order sale requests, the Plan Administrator will seek to sell shares in round lot transactions. For this purpose the Plan Administrator may combine each selling participant’s shares with those of other selling participants. In every case of a batch order sale, the price to each selling program participant shall be the weighted average sale price obtained by the Plan Administrator’s broker for each aggregate order placed by the Plan Administrator and executed by the broker, less a service charge of $15.00 and applicable processing fees, currently $0.12 per share. Proceeds are normally paid by check, which are distributed within 24 hours after a participant’s sale transaction has settled.

Day Limit Order. A day limit order is an order to sell securities when and if they reach a specific trading price on a specific day. The order is automatically cancelled if the price is not met by the end of that day (or, for orders placed after market hours, the next day the market is open). Depending on the number of securities being sold and the current trading volume in the securities, such an order may only be partially filled, in which case the remainder of the order will be cancelled. The order may be cancelled by the applicable stock exchange, by the Plan Administrator at its sole discretion or, if the Plan Administrator’s broker has not filled the order, at your request made online at www.computershare.com/investor or by calling the Plan Administrator directly at (877) 373-6374. Day limit orders are subject to a $25.00 service charge and applicable processing fees, currently $0.12 per share.

Good-Til-Cancelled (GTC) Limit Order. A GTC limit order is an order to sell securities when and if the securities reach a specific trading price at any time while the order remains open (generally up to 30 days). Depending on the number of securities being sold and current trading volume in the securities, sales may be executed in multiple transactions and over more than one day. If an order remains open for more than one day during which the market is open, a separate fee will be charged for each such day. The order (or any unexecuted portion thereof) is automatically cancelled if the trading price is not met by the end of the order period. The order may be cancelled by the applicable stock exchange, by the Plan Administrator at its sole discretion or, if the Plan Administrator’s broker has not filled the order, at your request made online at www.computershare.com/investor or by calling the Plan Administrator directly at (877) 373-6374. GTC limit orders are subject to a $25.00 service charge and applicable processing fees, currently $0.12 per share.

The Plan Administrator may, for various reasons, require a transaction request to be submitted in writing. If there is more than one individual owner on the Plan account, all participants must authorize the transaction and sign the instruction. Participants should contact the Plan Administrator to determine if their particular request, including any sales request, must be submitted in writing. The Plan Administrator reserves the right to decline to process a sale if it determines, in its sole discretion, that supporting legal documentation is required.

Termination of Account Upon Sale of All Shares. If the Plan Administrator sells all shares held in your Plan account, the Plan Administrator will automatically terminate your account. In this case, you will have to complete and file a new enrollment form to rejoin the Plan.

Timing and Control. Because the Plan Administrator will sell the shares on behalf of the Plan, neither we nor any participant in the Plan have the authority or power to control the timing or pricing of shares sold or the selection of the broker making the sales. Therefore, you will not be able to precisely time your sales through the Plan, and will bear the market risk associated with fluctuation in the price of our common stock. That is, if you send in a request to sell your shares, it is possible that the market price of our shares could go down or up before the broker sells your shares and if you submit a batch order the per share sales price you receive will be the weighted average price of all shares sold for Plan participants with respect to that sale date. In addition, you will not earn interest on a sales transaction.

The price of our common stock fluctuates on a daily basis. The price may rise or fall after you submit your request to sell and prior to the ultimate sale of your shares of our common stock. The price risk will be borne solely by you. You cannot revoke your request to sell once it is made.

Other Information

32.	What happens if Brixmor issues a stock dividend or declares a stock split or rights offering?

Any stock dividends or split shares of common stock distributed by us to you will be based on both the shares of common stock registered in your name in DRS form and the shares (whole and fractional) credited to your Plan account. Such stock dividend or stock split shares will be added to your Plan account in book-entry form. You will receive a statement indicating the number of shares issued or dividends earned as a result of the transaction. In the event of a rights offering, you will receive rights based upon the total number of whole shares you own. Any transactions under the Plan may be curtailed or suspended until the completion of any stock dividend, stock split or corporate action.

33.	How will a Plan participant’s shares be voted at meetings of stockholders?

In connection with any meeting of our stockholders, you will receive proxy materials in the same manner as other stockholders. Those shares will only be voted as you indicate whether you authorize a proxy to vote those shares by telephone, online or through the mail. If you sign and return the proxy card and no voting instructions are given with respect to any item on the proxy card, all of your shares will be voted in accordance with the recommendations of the board of directors. This is the same procedure that is followed for all other stockholders who return signed proxy cards and do not provide instructions. If you do not authorize a proxy to vote on your shares, none of your shares will be voted. As an alternative, you may also vote all of your shares in person at the stockholders’ meeting.

34.	What are the responsibilities of Brixmor and the Plan Administrator under the Plan?

Neither we, our subsidiaries, our affiliates, nor the Plan Administrator will be liable for any act, or for any failure to act, as long as we or they have made good faith efforts to carry out the terms of the Plan, as described in this prospectus supplement and the accompanying prospectus and on the forms that are designed to accompany each investment or activity. This limitation of liability includes, but is not limited to, any claims of liability for:

•	failure to terminate an account upon the death of a participant before receiving written notice of such death and a request to terminate participation from a qualified representative of the deceased;

•	failure by a participant to receive communications regarding the Plan, when the participant fails to update changes to the address or e-mail address on file with the Plan Administrator;

•	purchase or sale prices reflected in a participant’s Plan account or the dates of purchases or sales of a participant’s Plan shares; or

•	any fluctuation in the market value of a participant’s Plan Shares after any purchase or sale of shares.

We, any of our agents and the Plan Administrator, will not have any duties, responsibilities or liabilities other than those expressly set forth in the Plan or as imposed by applicable laws, including U.S. federal and state securities laws. Since the Plan Administrator has assumed all responsibility for administering the Plan, we specifically disclaim any responsibility for any of the Plan Administrator’s actions or inactions in connection with the administration of the Plan. None of our directors, officers, employees or stockholders will have any personal liability under the Plan.

We, any of our agents and the Plan Administrator, will be entitled to rely on completed forms and the proof of due authority to participate in the Plan, without further responsibility of investigation or inquiry.

The payment of dividends is at the discretion of our board of directors and will depend upon future earnings, our financial condition, applicable law and other factors. The board of directors may change the amount and timing of dividends at any time without notice.

35.	Can checks be written against the participant’s Plan account?

No. Participants may not draw checks or drafts against their Plan accounts.

36.	May participants pledge their Plan shares?

No. Participants may not pledge or assign book-entry shares held in their Plan accounts.

37.	How will Brixmor interpret and regulate the Plan?

Our officers are authorized to take any actions that are consistent with the Plan’s terms and conditions. We reserve the right to interpret and regulate the Plan as we deem necessary and desirable in connection with the Plan’s operations. Any such determination by us will be conclusive and binding on Plan participants.

38.	What law governs the Plan?

The laws of the state of Maryland govern the Plan.

39.	What are the U.S. federal income tax consequences of participation in the Plan?

The following summary describes certain U.S. federal income tax consequences of participation in the Plan as of the date hereof. However, this summary does not reflect every situation that could result from participation in the Plan, nor does it address the tax implications of your ownership of our common stock, including the effect of distributions made in respect of such common stock. In addition, except where otherwise stated, this summary applies only to U.S. taxpayers and does not represent a detailed description of the U.S. federal income tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws, including if you are a dealer in securities or currencies, a financial institution, a regulated investment company, a tax-exempt entity, an insurance company, a person holding our common stock as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle, a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings, a person liable for alternative minimum tax, an investor in a pass-through entity or a person whose “functional currency” is not the U.S. dollar. Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. We have not and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of participating in the Plan that are different from those discussed below. You should consult your own tax advisors concerning the U.S. federal income tax consequences in light of your particular situation as well as consequences arising under the laws of any other taxing jurisdiction.

Dividend Income

If you participate in the Plan and your reinvested distributions are used to purchase newly issued shares of our common stock, your distribution for U.S. federal income tax purposes will be equal to the fair market value of the common stock that you receive pursuant to such reinvestment under the terms of the Plan. Distributions that are reinvested in shares of our common stock purchased in the open market will be treated as a distribution to you in an amount equal to the purchase price of such shares. If we pay any brokerage fees on your behalf, the amount of any such fees will also be treated as a distribution. Reinvested distributions will be treated in the manner described for distributions in the accompanying prospectus under “Material United States Federal Income Tax Considerations—Taxation of United States Holders of Our Common Stock—Distributions Generally.”

Large Cash Purchases

If you participate in the Plan’s automatic dividend reinvestment feature and you make Large Cash Purchases of our common stock under the Plan, you will be treated for U.S. federal income tax purposes as having received a distribution in an amount equal to the excess, if any, of the fair market value of the common stock purchased over the amount you pay in your Large Cash Purchase. If we pay any brokerage fees on your behalf, the amount of any such fees will also be treated as a distribution in the manner described above.

The U.S. federal income tax consequences of buying shares at an investment discount through the Plan are not entirely clear if you make Large Cash Purchases but do not participate in the Plan’s automatic dividend reinvestment feature. In light of this uncertainty, we intend to treat investors in this situation as having received a distribution in an amount equal to the excess, if any, of the fair market value of the common stock purchased over the amount you pay in your Large Cash Purchase. Because the tax treatment of such an investment discount is unclear, no assurance can be given of the position that the IRS would take in this regard and investors in this situation should consult their tax advisors to determine how to treat the investment discount for U.S. federal income tax purposes.

The amount of any distribution deemed to be made in connection with a Large Cash Purchase of our common stock will be treated in the manner described for distributions in the accompanying prospectus under “Material United States Federal Income Tax Considerations—Taxation of United States Holders of Our Common Stock—Distributions Generally.”

Tax Basis of Shares

For U.S. federal income tax purposes, the tax basis of shares of our common stock purchased is generally the purchase price of the shares plus any brokerage commissions paid in connection with the purchase. The tax basis of shares purchased with reinvested dividends generally will equal the total amount of distributions you are treated as having received, as described above. The tax basis of shares of our common stock acquired with optional cash investments or Large Cash Purchases generally will equal the total amount of distributions you are treated as having received, as described above, plus the amount of the cash payment for such shares.

The Plan assumes that each participant will use the first-in, first-out (“FIFO”) method when determining the tax basis of any shares sold. Participants may designate their preference for a different method of determining the tax basis of shares by identifying this preference to the Plan Administrator. In general, participants may designate their preference for “specific identification” cost basis at any time.

Holding Period of Shares

The holding period of any common stock purchased with reinvested dividends, optional cash investments or Large Cash Purchases, for purposes of determining whether any gain or loss on sale will be a capital gain or loss, begins on the day after the applicable investment or purchase date. Consequently, shares of our common stock purchased at different times will have different holding periods. Your method of determining the tax basis of any shares sold (as described above under “—Tax Basis of Shares”) will also apply for purposes of determining your holding period of such shares.

Gains and Losses from the Sale of Shares

You may realize a gain or loss at the time your shares are sold by the Plan Administrator or by you after withdrawal of the shares from the Plan. The amount of such gain or loss is based on the difference between the amount you receive for the shares, reduced by the expenses of sale, including brokerage commissions and service fees charged for the sale of shares, and your tax basis in the shares. You also will recognize a gain or loss when you receive cash payments for fractional shares credited to your account upon your withdrawal from the Plan or the Plan’s termination. The amount of such a gain or loss is the difference between the amount which you receive for your fractional shares and your tax basis in such shares. Any such gain or loss with respect to a sale of shares will be taxed as described in the accompanying prospectus under “Material United States Federal Income Tax Considerations—Taxation of United States Holders of Our Common Stock—Sales of Our Common Stock.” You should consult your tax advisor as to the consequences of a sale of shares in view of your particular circumstances.

IRS Reports

The Plan Administrator reports dividend income to participants and the Internal Revenue Service (“IRS”) on Form 1099-DIV. The Plan Administrator reports the proceeds from the sale of Plan shares to the selling participants and the IRS on Form 1099-B. For non-resident aliens or foreign corporations, partnerships or other entities, the Plan Administrator will report dividend income to the selling participants and the IRS on Form 1042-S.

Dividends Subject to Withholding

As described in the accompanying prospectus under “Material United States Federal Income Tax Considerations—Backup Withholding Tax and Information Reporting,” reinvested dividends may be subject to U.S. federal backup withholding tax. In addition, as described in the accompanying prospectus under “Material United States Federal Income Tax Considerations—Taxation of Non-United States Holders of Our Common Stock—Distributions,” if you are a non-resident alien or a foreign corporation, partnership or other entity, your dividends may be subject to U.S. federal withholding tax. In any case in which U.S. federal taxes are required to be withheld, the Plan Administrator reinvests an amount equal to the dividends less the amount of tax withheld. For IRS reporting purposes, the amount of the tax withheld is included in the holder’s dividend income.

The foregoing is only a summary of the U.S. federal income tax consequences of participation in the Plan and does not constitute tax advice. This summary does not reflect every possible outcome that could result from participation in the Plan and, therefore, Participants are advised to consult their own tax advisors concerning the tax consequences applicable to their particular situation.

PLAN OF DISTRIBUTION

Except to the extent the Plan Administrator purchases common stock in the open market or in privately negotiated transactions with third parties, the common stock acquired under the Plan will be sold directly by us through the Plan. We may sell our common stock to owners of shares (including brokers or dealers) who, in connection with any resales of such shares, may be deemed to be underwriters. These shares may be resold in market transactions (including coverage of short positions) on any national security exchange or automated quotation system on which our common stock trades or is quoted, or in privately negotiated transactions. Our common stock is currently listed on the NYSE. The difference between the price owners who may be deemed to be underwriters pay us for our common stock acquired under the Plan and the price at which such shares are resold, may be deemed to constitute underwriting commissions received by these owners in connection with such transactions. Subject to the availability of common stock registered for issuance under the Plan, there is no total maximum number of shares that can be issued to any particular stockholder pursuant to the reinvestment of dividends. Upon your withdrawal from the Plan by the sale of common stock held under the Plan, you will receive the proceeds of such sale, less any applicable fees. Common stock may not be available under the Plan in all states. This prospectus supplement does not constitute an offer to sell, or a solicitation of an offer to buy, any common stock or other securities in any state or any other jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Venable LLP, Baltimore, Maryland. Certain other legal matters in connection with the offering of the shares of common stock will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

The consolidated financial statements of Brixmor Property Group Inc. as of December 31, 2013 and 2012 and for each of the three years ended December 31, 2013, that have been incorporated by reference into this prospectus supplement and the accompanying prospectus by reference to Brixmor Property Group Inc.’s Current Report on Form 8-K, filed with the SEC on May 27, 2014, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Brixmor Property Group Inc.

Common Stock

Preferred Stock

Depositary Shares

Purchase Contracts

Units

Warrants

Brixmor Operating Partnership LP

Debt Securities

We may offer, from time to time, one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:

•	Shares of our common stock, $0.01 par value per share;

•	Shares of our preferred stock, $0.01 par value per share;

•	Depositary shares representing our preferred stock;

•	Purchase contracts;

•	Units, comprised of two or more of any of the securities referred to herein, in any combination; and

•	Warrants to purchase shares of our common stock, preferred stock or depositary shares representing preferred stock.

Brixmor Operating Partnership LP, or the Operating Partnership, may offer, from time to time, debt securities in one or more series.

We refer to our common stock, preferred stock, depositary shares, purchase contracts, units and warrants, together with the debt securities of the Operating Partnership, collectively as the “securities.” We and the Operating Partnership may offer the securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more supplements to this prospectus.

This prospectus describes some of the general terms and conditions that may apply to these securities. The specific terms and conditions of these securities will be provided in prospectus supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

We and the Operating Partnership may offer and sell these securities to or through one or more underwriters, dealers and agents or directly to purchasers, on a continuous or delayed basis.

Our common stock is listed on the New York Stock Exchange under the symbol “BRX.” On January 12, 2015, the closing sales price of our common stock as reported on the NYSE was $26.49 per share.

Investing in the securities involves risks. See the risks described under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K and Item 1A of each subsequently filed Quarterly Report on Form 10-Q (which documents are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our common stock. See “Incorporation by Reference” and “Where You Can Find More Information” in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 13, 2015

We and the Operating Partnership have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus, any amendment or supplement to this prospectus or in any free writing prospectus prepared by us or on our behalf. We and the Operating Partnership do not take any responsibility for, or can provide any assurance as to the reliability of, any information other than the information contained or incorporated by reference in this prospectus, any amendment or supplement to this prospectus or in any free writing prospectus prepared by us or on our behalf. We and the Operating Partnership are offering to sell, and seeking offers to buy, the securities only in jurisdictions where offers and sales are permitted.

You should assume that the information appearing in this prospectus or in any free writing prospectus prepared by us is accurate only as of their respective dates or on the date or dates which are specified in such documents, and that any information in documents that is incorporated by reference is accurate only as of the date of such document incorporated by reference. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

Except as otherwise indicated or where the context requires otherwise, references in this prospectus to “Brixmor,” “we,” “our,” “us” and the “Company” refer to Brixmor Property Group Inc., together with its consolidated subsidiaries, and the term the “Operating Partnership” refers to Brixmor Operating Partnership LP. References to our “common stock” refer to the common stock, $0.01 par value per share, of Brixmor Property Group Inc.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we and the Operating Partnership filed with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended, or the Securities Act, utilizing a “shelf” registration process. Under this shelf registration process, we and the Operating Partnership may, from time to time, sell in one or more offerings any combination of the securities described in this prospectus.

This prospectus provides you with a general description of the securities that we and the Operating Partnership may offer. Each time we or the Operating Partnership sell securities, to the extent required, we or the Operating Partnership will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus.

You should carefully read both this prospectus and any prospectus supplement together with additional information described below under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We and the Operating Partnership have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, and any document incorporated by reference into this prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, the Operating Partnership and the securities, we refer you to the registration statement and to its exhibits. Statements in this prospectus about the contents of any contract, agreement or other document are not necessarily complete, and in each instance reference is made to the copy of such contract, agreement or document filed as an exhibit to the registration statement, which each such statement being qualified in all respects by reference to the document to which it refers. Anyone may inspect the registration statement and its exhibits and schedules without charge at the public reference facilities the SEC maintains at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. You may obtain further information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also inspect these reports and other information without charge at a website maintained by the SEC. The address of this site is http://www.sec.gov.

We and the Operating Partnership are subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), and we and the Operating Partnership are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may inspect and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC at the address noted above. You may also obtain copies of this material from the Public Reference Room of the SEC as described above, or inspect them without charge at the SEC’s website. We also make available to our common stockholders annual reports containing consolidated financial statements audited by an independent registered public accounting firm.

INCORPORATION BY REFERENCE

The SEC’s rules allow us and the Operating Partnership to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2013;

•	our Quarterly Reports on Form 10-Q for the periods ended March 31, 2014, June 30, 2014 and September 30, 2014;

•	our Definitive Proxy Statement on Schedule 14A, filed on April 10, 2014 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2013);

•	our Current Reports on Form 8-K, filed on March 14, 2014, March 18, 2014, April 3, 2014, May 27, 2014, June 16, 2014, August 22, 2014, September 18, 2014, October 17, 2014, November 4, 2014, November 17, 2014, December 15, 2014 and January 13, 2015; and

•	the description of our common stock contained in our Registration Statement on Form 8-A filed on October 30, 2013, including all amendments and reports filed for the purpose of updating such description.

We and the Operating Partnership also incorporate by reference into this prospectus all other documents filed by us or the Operating Partnership under sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offerings to which this prospectus relates (other than documents and information furnished and not filed in accordance with SEC rules, unless expressly stated otherwise therein).

Any statement made in this prospectus or in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus. You should direct requests for those documents to:

Brixmor Property Group Inc.

420 Lexington Avenue

New York, New York 10170

Attn: Investor Relations

(212) 869-3000

Our reports and documents and those of the Operating Partnership incorporated by reference herein may also be found in the “Investors” section of our website at http://www.brixmor.com. Our website and the information contained in it or connected to it shall not be deemed to be incorporated into this prospectus or any registration statement of which it forms a part.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which reflect our current views with respect to, among other things, our operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as “outlook”, “believes”, “expects”, “potential”, “continues”, “may”, “will”, “should”, “seeks”, “approximately”, “predicts”, “intends”, “plans”, “estimates”, “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties.

Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. All statements other than statements of historical fact are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in Brixmor’s business. We believe these factors include, but are not limited to, those described under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 12, 2014, as such factors may be updated from time to time in our periodic filings with the SEC (which documents are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included or incorporated by reference in this prospectus or in any prospectus supplement hereto. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

BRIXMOR PROPERTY GROUP INC.

Brixmor is an internally-managed REIT that owns and operates the largest wholly-owned portfolio of grocery-anchored community and neighborhood shopping centers in the United States. Our portfolio is comprised of 522 shopping centers totaling approximately 87 million sq. ft. of gross leasable area. 521 of these shopping centers are 100% owned. Our high quality national portfolio is well diversified by geography, tenancy and retail format, with 70% of our shopping centers anchored by market-leading grocers. Our four largest tenants by annualized base rent are The Kroger Co., The TJX Companies, Inc., Wal-Mart Stores, Inc. and Publix Super Markets, Inc. Our community and neighborhood shopping centers provide a mix of necessity and value-oriented retailers and are primarily located in the top 50 Metropolitan Statistical Areas, surrounded by dense populations in established trade areas. Our company is led by a proven management team that is supported by a fully-integrated, scalable retail real estate operating platform.

Our principal executive offices are located at 420 Lexington Avenue, New York, New York 10170, and our telephone number is (212) 869-3000.

BRIXMOR OPERATING PARTNERSHIP LP

Substantially all of our consolidated assets are held by, and we conduct substantially all of our activities through, the Operating Partnership and its wholly owned subsidiaries. We own 100% of the outstanding common stock of BPG Subsidiary Inc., which in turn, is the sole owner of Brixmor OP GP LLC, the sole general partner of the Operating Partnership. As of September 30, 2014, the Company beneficially owned approximately 97% of the outstanding partnership units of the Operating Partnership.

The Operating Partnership’s principal executive offices are located at 420 Lexington Avenue, New York, New York 10170, and its telephone number is (212) 869-3000.

USE OF PROCEEDS

Except as otherwise set forth in the applicable prospectus supplement, we and the Operating Partnership, as the case may be, intend to use the net proceeds from sales of the securities for general corporate purposes, which may include, but is not limited to, funding for working capital, repayment of indebtedness, capital expenditures, repurchases of our capital stock and acquisitions.

RATIOS OF EARNINGS TO FIXED CHARGES

Our and the Operating Partnership’s ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for the periods indicated are as follows (unaudited):

	Predecessor			Successor
	Year Ended December 31,		Period from January 1, 2011 through June 27,	Period from June 28, 2011 through December 31,	Year Ended December 31,		Nine Months Ended September 30,
	2009	2010	2011	2011	2012	2013	2014
Brixmor Property Group Inc.:
Ratio of Earnings to Fixed Charges (1)	—	—	—	1.8	—	—	1.4
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends (2)	—	—	—	1.8	—	—	1.4
Brixmor Operating Partnership LP:
Ratio of Earnings to Fixed Charges (3)	—	—	—	—	—	—	1.4

(1)	The ratio was less than 1:1 for the years ended December 31, 2009, 2010, the period from January 1, 2011 through June 27, 2011 and the years ended December 31, 2012 and 2013, as fixed charges exceeded earnings by $112,949, $274,792, $39,985, $151,628 and $86,383, respectively.
(2)	The ratio was less than 1:1 for the years ended December 31, 2009, 2010, the period from January 1, 2011 through June 27, 2011 and the years ended December 31, 2012 and 2013, as combined fixed charges and preferred stock dividends exceeded earnings by $112,949, $274,792, $40,122, $151,924 and $86,545, respectively.
(3)	The ratio was less than 1:1 for the years ended December 31, 2009, 2010, the period from January 1, 2011 through June 27, 2011, the period from June 28, 2011 through December 31, 2011 and the years ended December 31, 2012 and 2013, as fixed charges exceeded earnings by $112,949, $274,792, $39,985, $128,518, $151,104 and $86,377, respectively.

For purposes of computing these ratios, earnings have been calculated by adding fixed charges (excluding preferred stock dividends and capitalized interest) to income (loss) before equity in income of unconsolidated joint ventures plus distributions from equity investees. Fixed charges consist of interest costs, whether expensed or capitalized, the interest component of rental expense, if any, and amortization of debt discounts and issue costs, whether expensed or capitalized. Combined fixed charges and preferred stock dividends consist of fixed charges and preferred stock dividends declared.

DESCRIPTION OF CAPITAL STOCK

The following summary of the terms of our common stock is a summary and is qualified in its entirety by reference to our charter and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part, and the Maryland General Corporation Law, or “MGCL.” See “Where You Can Find More Information.”

General

Our charter authorizes us to issue up to 3,000,000,000 shares of common stock, $0.01 par value per share, and up to 300,000,000 shares of preferred stock, $0.01 par value per share. Our charter authorizes our board of directors, without common stockholder approval, to amend our charter to increase or decrease the aggregate number of shares of stock that we are authorized to issue or the number of authorized shares of any class or series. Under Maryland law, a stockholder generally is not liable for a corporation’s debts or obligations solely as a result of the stockholder’s status as a stockholder.

Common Stock

Subject to the restrictions on ownership and transfer of our stock discussed below under the caption “— Restrictions on Ownership and Transfer” and the voting rights of holders of outstanding shares of any other class or series of our stock, holders of our common stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, including the election or removal of directors. The holders of our common stock do not have cumulative voting rights in the election of directors.

Holders of our common stock are entitled to receive dividends if, as and when authorized by our board of directors and declared by us out of assets legally available for the payment of dividends. Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of outstanding shares of any other class or series of our stock having a liquidation preference, if any, the holders of our common stock will be entitled to receive pro rata our remaining assets available for distribution. Holders of our common stock do not have preemptive, subscription, redemption or conversion rights. There are no sinking fund provisions applicable to the common stock. Holders of our common stock generally have no appraisal rights. All shares of our common stock outstanding as of the date of this prospectus are fully paid and nonassessable and have equal dividend and liquidation rights. The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of our common stock are subject to those of the holders of any shares of our preferred stock or any other class or series of stock we may authorize and issue in the future.

Under Maryland law, a Maryland corporation generally cannot amend its charter, consolidate, merge, convert, sell all or substantially all of its assets, engage in a statutory share exchange or dissolve unless the action is declared advisable by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. As permitted by Maryland law, our charter provides that any of these actions may be approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter, although, for so long as the stockholders’ agreement remains in effect, certain amendments to our charter inconsistent with the rights of certain investment funds affiliated with The Blackstone Group L.P. (together with such affiliates, “Blackstone” or our “Sponsor”) under the stockholders’ agreement or our charter or bylaws also require our Sponsor’s consent. See “Material Provisions of Maryland Law and of our Charter and Bylaws.” In addition, because many of our operating assets are held by our subsidiaries, these subsidiaries may be able to merge or sell all or substantially all of their assets without the approval of our stockholders.

Preferred Stock

We are authorized to issue up to 300,000,000 shares of preferred stock, $0.01 par value per share. We may issue shares of preferred stock from time-to-time, in one or more classes or series, as authorized by our board of directors. Prior to issuance of shares of each class or series, the board of directors is required by the MGCL and our charter to fix for each class or series, the preferences, conversion or other rights, voting power, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption.

The board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of discouraging a change of control or other transaction that holders of shares of our outstanding common stock might believe to be in their best interests or in which holders of some, or a majority, of shares of our outstanding common stock might receive a premium for their shares over the then market price of our common stock.

A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. They will include, where applicable:

•	the title and par value of the preferred stock;

•	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

•	the procedures for an auction and remarketing, if any, of the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	any voting rights of the preferred stock;

•	the provisions for redemption, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•	information with respect to book-entry registration procedures, if any;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into or exchangeable for our common stock, preferred stock or other securities including the conversion price or the manner of calculating the conversion price and conversion period;

•	if appropriate, a discussion of federal income tax consequences applicable to the preferred stock;

•	any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to assist us in qualifying as a REIT or otherwise;

•	the priority of the preferred stock with all series of preferred stock ranking on a parity with each other unless otherwise specified in the charter and that the preferred stock will rank senior to common stock with respect to payment of dividends and distribution of assets upon liquidation; and

•	any other specific terms, preferences, rights, limitations or restrictions on the preferred stock.

The terms, if any, on which the preferred stock may be convertible into or exchangeable for our common stock, preferred stock or other securities will be stated in the prospectus supplement relating to the preferred stock. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of our common stock or other securities to be received by the holders of preferred stock would be subject to adjustment.

Power to Reclassify and Issue Stock

Our board of directors may, without approval of holders of our common stock, classify and reclassify any unissued shares of our stock into other classes or series of stock, including one or more classes or series of stock that have priority over our common stock with respect to dividends or upon liquidation, or have voting rights and other rights that differ from the rights of the common stock, and authorize us to issue the newly-classified shares. Before authorizing the issuance of shares of any new class or series, our board of directors must set, subject to the provisions in our charter relating to the restrictions on ownership and transfer of our stock, the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption for each class or series of stock. These actions may be taken without the approval of holders of our common stock unless such approval is required by applicable law, the terms of any other class or series of our stock or the rules of any stock exchange or automated quotation system on which any of our stock is listed or traded.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT for U.S. federal income tax purposes, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of our stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code (the “Code”) to include certain entities such as qualified pension plans) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Our charter contains restrictions on the ownership and transfer of our stock. Subject to the exceptions described below, no person or entity may beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (in value or by number of shares, whichever is more restrictive) of our outstanding common stock or 9.8% in value of our outstanding stock. We refer to these restrictions, collectively, as the “ownership limit.” Our board of directors has granted an exemption from the ownership limit to our Sponsor and its affiliates.

The constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of our outstanding common stock or 9.8% of our outstanding stock, or the acquisition of an interest in an entity that owns our stock, could, nevertheless, cause the acquiror or another individual or entity to own our stock in excess of the ownership limit.

Our board of directors may, upon receipt of certain representations and agreements and in its sole discretion, prospectively or retroactively, waive the ownership limit and may establish or increase a different limit on ownership, or excepted holder limit, for a particular stockholder if the stockholder’s ownership in excess of the ownership limit would not result in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT. As a condition of granting a waiver of the ownership limit or creating an excepted holder limit, our board of directors may, but is not required to, require an opinion of counsel or Internal Revenue Service (“IRS”) ruling satisfactory to our board of directors as it may deem necessary or advisable to determine or ensure our status as a REIT and may impose such other conditions or restrictions as it deems appropriate.

In connection with granting a waiver of the ownership limit or creating or modifying an excepted holder limit, or at any other time, our board of directors may increase or decrease the ownership limit unless, after giving effect to any increased or decreased ownership limit, five or fewer persons could beneficially own, in the aggregate, more than 49.9% in value of the shares of our stock then outstanding, or we would otherwise fail to qualify as a REIT. A decreased ownership limit will not apply to any person or entity whose percentage of ownership of our stock is in excess of the decreased ownership limit until the person or entity’s ownership of our stock equals or falls below the decreased ownership limit, but any further acquisition of our stock will be subject to the decreased ownership limit.

Our charter also prohibits:

•	any person from beneficially or constructively owning shares of our stock that would result in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT; and

•	any person from transferring shares of our stock if the transfer would result in shares of our stock being beneficially owned by fewer than 100 persons; and

•	any person from beneficially owning shares of our stock to the extent such ownership would result in our failing to qualify as a “domestically controlled qualified investment entity” within the meaning of Section 897(h) of the Code.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate the ownership limit or any of the other restrictions on ownership and transfer of our stock, and any person who is the intended transferee of shares of our stock that are transferred to a trust for the benefit of one or more charitable beneficiaries described below, must give immediate written notice to us of such an event or, in the case of a proposed or attempted transfer, give at least 15 days’ prior written notice to us and must provide us with such other information as we may request in order to determine the effect of the transfer on our status as a REIT. The provisions of our charter relating to the restrictions on ownership and transfer of our stock will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT, or that compliance is no longer required in order for us to qualify as a REIT.

Any attempted transfer of our stock that, if effective, would result in our stock being beneficially owned by fewer than 100 persons will be null and void. Any attempted transfer of our stock that, if effective, would result in a violation of the ownership limit (or other limit established by our charter or our board of directors), our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or our otherwise failing to qualify as a REIT or as a “domestically controlled qualified investment entity” within the meaning of Section 897(h) of the Code will cause the number of shares causing the violation (rounded up to the nearest whole share) to be transferred automatically to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be effective as of the close of business on the business day before the date of the attempted transfer or other event that resulted in a transfer to the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent a violation of the applicable restrictions on ownership and transfer of our stock, then the attempted transfer that, if effective, would have resulted in a violation of the ownership limit (or other limit established by our charter or our board of directors), our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or our otherwise failing to qualify as a REIT or as a “domestically controlled qualified investment entity,” will be null and void.

Shares of our stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of our stock held in the trust and will have no rights to dividends and no rights to vote or other rights attributable to the shares of our stock held in the trust. The trustee of the trust will exercise all voting rights and receive all dividends and other distributions with respect to shares held in the trust for the exclusive benefit of the charitable beneficiary of the trust. Any dividend or other distribution paid before we discover that the shares have been transferred to a trust as described above must be repaid by the recipient to the trustee upon demand. Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority to rescind as void any vote cast by a proposed transferee before our discovery that the shares have been transferred to the trust and to recast the vote in the sole discretion of the trustee. However, if we have already taken irreversible corporate action, then the trustee may not rescind or recast the vote.

Within 20 days of receiving notice from us of a transfer of shares to the trust, the trustee must sell the shares to a person that would be permitted to own the shares without violating the ownership limit or the other restrictions on ownership and transfer of our stock in our charter. After the sale of the shares, the interest of the charitable beneficiary in the shares transferred to the trust will terminate and the trustee must distribute to the proposed transferee an amount equal to the lesser of:

•	the price paid by the proposed transferee for the shares or, if the event that resulted in the transfer to the trust did not involve a purchase of such shares at market price, which will generally be the last sales price reported on the NYSE, the market price on the last trading day before the day of the event that resulted in the transfer of such shares to the trust; and

•	the sales proceeds (net of commissions and other expenses of sale) received by the trust for the shares.

The trustee must distribute any remaining funds held by the trust with respect to the shares to the charitable beneficiary. If the shares are sold by the proposed transferee before we discover that they have been transferred to the trust, the shares will be deemed to have been sold on behalf of the trust and the proposed transferee must pay to the trustee, upon demand, the amount, if any, that the proposed transferee received in excess of the amount that the proposed transferee would have received had the shares been sold by the trustee.

Shares of our stock held in the trust will be deemed to be offered for sale to us, or our designee, at a price per share equal to the lesser of:

•	the price per share in the transaction that resulted in the transfer to the trust or, if the event that resulted in the transfer to the trust did not involve a purchase of such shares at market price, the market price on the last trading day before the day of the event that resulted in the transfer of such shares to the trust; and

•	the market price on the date we accept, or our designee accepts, such offer.

We may accept the offer until the trustee has otherwise sold the shares of our stock held in the trust. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee must distribute the net proceeds of the sale to the proposed transferee and distribute any dividends or other distributions held by the trustee with respect to the shares to the charitable beneficiary.

Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, must give us written notice stating the person’s name and address, the number of shares of each class and series of our stock that the person beneficially owns and a description of the manner in which the shares are held. Each such owner also must provide us with any additional information that we request in order to determine the effect, if any, of the person’s beneficial ownership on our status as a REIT and to ensure compliance with the ownership limit. In addition, any person or entity that is a beneficial owner or constructive owner of shares of our stock and any person or entity (including the stockholder of record) who is holding shares of our stock for a beneficial owner or constructive owner must, on request, disclose to us in writing such information as we may request in order to determine our status as a REIT or to comply, or determine our compliance, with the requirements of any governmental or taxing authority.

If our board of directors authorizes any of our shares to be represented by certificates, the certificates will bear a legend referring to the restrictions described above.

These restrictions on ownership and transfer of our stock could delay, defer or prevent a transaction or a change of control of us that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “BRX.”

MATERIAL PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

The following summary of certain provisions of Maryland law and of our charter and bylaws is a summary and is qualified in its entirety by reference to our charter and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part, and by the MGCL. See “Where You Can Find More Information.” Under “Material Provisions of Maryland Law and of Our Charter and Bylaws,” “we,” “us,” “our” and “our company” refer to Brixmor Property Group Inc. and not to any of its subsidiaries.

Election and Removal of Directors

Our charter and bylaws provide that the number of our directors may be established only by our board of directors but may not be more than 15 or fewer than the minimum number permitted by Maryland law, which is one. As provided in the stockholders’ agreement and our bylaws, for so long as the stockholders’ agreement remains in effect, any action by our board of directors to increase or decrease the size of our board of directors generally requires the consent of our Sponsor, and our Sponsor must consent to any amendment to our bylaws to modify this consent requirement. For so long as the stockholders’ agreement remains in effect, our bylaws require that, in order for an individual to qualify to be nominated or to serve as a director of our company, the individual must have been nominated in accordance with the stockholders’ agreement, including the requirement that we must nominate a certain number of directors designated by our Sponsor from time to time described in the “Transactions with Related Persons—Stockholders’ Agreement” section of our definitive proxy statement on Schedule 14A that was filed with the SEC on April 10, 2014 and is incorporated by reference in this prospectus, and our Sponsor must consent to any amendment to our bylaws to eliminate these director qualifications. There will be no cumulative voting in the election of directors, and a director will be elected by a plurality of the votes cast in the election of directors.

Our charter provides that any vacancy on our board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum of the board of directors.

Our charter provides that a director may be removed with or without cause by the affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast generally in the election of directors, except that, for so long as the stockholders’ agreement remains in effect, the removal of a director who was nominated at the direction of our Sponsor, or a “Sponsor Director,” requires the consent of our Sponsor, and our Sponsor must consent to any amendment to our charter to amend or modify this consent requirement.

Amendment to Charter and Bylaws

Except as described below and as provided in the MGCL, amendments to our charter must be advised by our board of directors and approved by the affirmative vote of our stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter, and our board of directors has the exclusive power to amend our bylaws. Amendments to certain provisions of our charter and bylaws requiring our Sponsor’s consent to certain actions or otherwise providing our Sponsor with certain rights under our charter or bylaws (such as our Sponsor’s right to call a special meeting of our stockholders and the requirement that, to be qualified to be nominated and to serve as a director, an individual must be nominated in accordance with the stockholders’ agreement), and amendments that modify the approvals required to amend such provisions, in any case, as described under “Material Provisions of Maryland Law and of our Charter and Bylaws,” require the consent of our Sponsor. In addition, any amendment to the provision of our bylaws prohibiting our board of directors from revoking, altering or amending its resolution exempting any business combination from the “business combination” provisions of the MGCL without the approval of our stockholders and the provision exempting any acquisition of our stock from the “control share” provisions of the MGCL must be approved by the affirmative vote of a majority of the votes cast on the matter by our stockholders entitled to vote generally in the election of directors.

Business Combinations

Under the MGCL, certain “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange, and, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock; or

•	an affiliate or associate of the corporation who, at any time within the two-year period before the date in question, was the beneficial owner of 10% or more of the voting power of the corporation’s then outstanding voting stock.

A person is not an interested stockholder under the MGCL if the corporation’s board of directors approves in advance the transaction by which the person otherwise would have become an interested stockholder. In approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and the interested stockholder generally must be recommended by the corporation’s board of directors and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the MGCL, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The MGCL permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has adopted a resolution exempting any transactions between us and any other person. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations involving us. Our bylaws provide that this resolution or any other resolution of our board of directors exempting any business combination from the business combination provisions of the MGCL may only be revoked, altered or amended, and our board of directors may only adopt any resolution inconsistent with this resolution, with the affirmative vote of a majority of the votes cast on the matter by our stockholders entitled to vote generally in the election of directors. In the event that our board of directors amends or revokes this resolution, business combinations between us and an interested stockholder or an affiliate of an interested stockholder that are not exempted by our board of directors would be subject to the five-year prohibition and the super-majority vote requirements.

Control Share Acquisitions

The MGCL provides that a holder of control shares of a Maryland corporation acquired in a control share acquisition has no voting rights with respect to the control shares except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by employees who are directors of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock that, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiror is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiror does not deliver an acquiring person statement as required by the statute, then the corporation may, subject to certain limitations and conditions, redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to exercise or direct the exercise of a majority of the voting power, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting any acquisition of our stock by any person from the foregoing provisions on control shares, and this provision of our bylaws cannot be amended without the affirmative vote of a majority of the votes cast on the matter by our stockholders entitled to vote generally in the election of directors. In the event that our bylaws are amended to modify or eliminate this provision, acquisitions of our common stock may constitute a control share acquisition.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to be subject to any or all of five provisions, including:

•	a classified board;

•	a two-thirds vote of outstanding shares to remove a director;

•	a requirement that the number of directors be fixed only by vote of the board of directors;

•	a requirement that a vacancy on the board of directors be filled only by the affirmative vote of a majority of the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies; and

•	a provision that a special meeting of stockholders must be called upon stockholder request only on the written request of stockholders entitled to cast a majority of the votes entitled to be cast at the meeting.

We have elected in our charter to be subject to the provision of Subtitle 8 that provides that vacancies on our board of directors may be filled only by the remaining directors. We have not elected to be subject to any of the other provisions of Subtitle 8, including the provisions that would permit us to classify our board of directors or increase the vote required to remove a director without stockholder approval. Moreover, our charter provides that, without the affirmative vote of a majority of the votes cast on the matter by our stockholders entitled to vote generally in the election of directors, we may not elect to be subject to any of these additional provisions of Subtitle 8. We do not currently have a classified board and, subject to the right of our Sponsor to consent to the removal of any Sponsor Director, a director may be removed with or without cause by the affirmative vote of a majority of the votes entitled to be cast generally in the election of directors.

Through provisions in our charter and bylaws unrelated to Subtitle 8, we (1) vest in our board of directors the exclusive power to fix the number of directors, subject to our Sponsor’s right to consent to any change in the number of directors, and (2) require the request of stockholders entitled to cast a majority of the votes entitled to be cast at the meeting to call a special meeting (unless the special meeting is called either by our board of directors, the chairman of our board of directors or our president, chief executive officer or secretary or at the request of our Sponsor as described below under the caption “—Special Meetings of Stockholders”).

Special Meetings of Stockholders

Our board of directors, the chairman of our board of directors or our president, chief executive officer or secretary may call a special meeting of our stockholders. Our bylaws provide that a special meeting of our stockholders to act on any matter that may properly be considered at a meeting of our stockholders must also be called by our secretary upon the written request of stockholders entitled to cast a majority of all the votes entitled to be cast on such matter at the meeting and containing the information required by our bylaws, or, for so long as our Sponsor and its affiliates together continue to beneficially own at least 40% of the total Outstanding Brixmor Interests, our Sponsor, and, for so long as the stockholders’ agreement remains in effect, a special meeting to act on the removal of one or more Sponsor Directors must be called by our secretary upon written request by our Sponsor. For so long as the stockholders’ agreement remains in effect, our Sponsor’s consent is required for any amendment to this provision of our bylaws.

Stockholder Action by Written Consent

The MGCL generally provides that, unless the charter of the corporation authorizes stockholder action by less than unanimous consent, stockholder action may be taken by consent in lieu of a meeting only if it is given by all stockholders entitled to vote on the matter. Our charter permits stockholder action by consent in lieu of a meeting to the extent permitted by our bylaws. Our bylaws provide that, so long as our pre-IPO owners (as defined in the stockholders’ agreement) and their affiliates together continue to beneficially own at least 40% of the total Outstanding Brixmor Interests, stockholder action may be taken without a meeting if a consent, setting forth the action so taken, is given by the stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted. For so long as our pre-IPO owners and their affiliates together continue to beneficially own at least 40% of the total Outstanding Brixmor Interests, our Sponsor’s consent is required for any amendment to these provisions of our charter and bylaws.

Competing Interests and Activities of Our Non-Employee Directors

Our charter, to the maximum extent permitted from time to time by Maryland law, renounces any interest or expectancy that we have in, or any right to be offered an opportunity to participate in, any business opportunities that are from time to time presented to or developed by our directors or their affiliates, other than to those directors who are employed by us or our subsidiaries, unless the business opportunity is expressly offered or made known to such person in his or her capacity as a director.

Our charter provides that, to the maximum extent permitted from time to time by Maryland law, none of our Sponsor or any of its affiliates, or any director who is not employed by us or any of his or her affiliates, will have any duty to refrain from (1) engaging in similar lines of business in which we or our affiliates now engage or propose to engage or (2) otherwise competing with us or our affiliates, and our Sponsor, and each of our non- employee directors (including those designated by our Sponsor), and any of their respective affiliates, may (a) acquire, hold and dispose of shares of our stock, shares of common stock of BPG Subsidiary Inc. (“BPG Subsidiary”), our majority-owned subsidiary or OP Units for his, her or its own account or for the account of others, and exercise all of the rights of a stockholder of us or BPG Subsidiary, or a limited partner of our Operating Partnership, to the same extent and in the same manner as if he, she or it were not our director or stockholder, and (b) in his, her or its personal capacity, or in his or her capacity as a director, officer, trustee, stockholder, partner, member, equity owner, manager, advisor or employee of any other person, have business interests and engage, directly or indirectly, in business activities that are similar to ours or compete with us, that we could seize and develop or that include the acquisition, syndication, holding, management, development, operation or disposition of interests in mortgages, real property or persons engaged in the real estate business. In addition, our charter provides that, to the maximum extent permitted from time to time by Maryland law, in the event that our Sponsor, any non-employee director or any of its affiliates acquires knowledge of a potential transaction or other business opportunity, no such person will have any duty to communicate or offer such transaction or business opportunity to us or any of our affiliates and such person may take any such opportunity for himself, herself or itself or offer it to another person or entity unless the business opportunity is expressly offered to such person in his or her capacity as our director. Furthermore, our charter contains a provision intended to eliminate the liability of our Sponsor, any director who is not employed by us or any of its affiliates to us or our stockholders for money damages in connection with any benefit received, directly or indirectly, from any transaction or business opportunity that we have renounced in our charter or otherwise and permit our directors and officers to be indemnified and advanced expenses, notwithstanding his, her or its receipt, directly or indirectly, of a personal benefit from any such transaction or opportunity. Our charter provides that, for so long as the stockholders’ agreement remains in effect, this provision of our charter may not be amended without the consent of our Sponsor.

Advance Notice of Director Nomination and New Business

Our bylaws provide that nominations of individuals for election as directors and proposals of business to be considered by stockholders at any annual meeting may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or any duly authorized committee of our board of directors or (3) by any stockholder who was a stockholder of record at the time of provision of notice and at the time of the meeting, who is entitled to vote at the meeting in the election of the individuals so nominated or on such other proposed business and who has complied with the advance notice procedures of our bylaws. Stockholders generally must provide notice to our secretary not earlier than the 150th day or later than the close of business on the 120th day before the first anniversary of the date our proxy statement for the preceding year’s annual meeting is first sent or given to our stockholders.

Only the business specified in the notice of the meeting may be brought before a special meeting of our stockholders. Nominations of individuals for election as directors at a special meeting of stockholders may be made only (1) by or at the direction of our board of directors or any duly authorized committee of our board of directors or (2) if the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of provision of notice and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice procedures of our bylaws. Stockholders generally must provide notice to our secretary not earlier than the 120th day before such special meeting and or later than the later of the close of business on the 90th day before the special meeting or the tenth day after the first public announcement of the date of the special meeting and the nominees of our board of directors to be elected at the meeting.

A stockholder’s notice must contain certain information specified by our bylaws about the stockholder, its affiliates and any proposed business or nominee for election as a director, including information about the economic interest of the stockholder, its affiliates and any proposed nominee in us.

Effect of Certain Provisions of Maryland Law and our Charter and Bylaws

The restrictions on ownership and transfer of our stock discussed under the caption “Description of Stock— Restrictions on Ownership and Transfer” prevent any person from acquiring more than 9.8% (in value or by number of shares, whichever is more restrictive) of our outstanding common stock or 9.8% in value of our outstanding stock without the approval of our board of directors. These provisions, as well as our Sponsor’s right to designate certain individuals who we must nominate for election as directors, may delay, defer or prevent a change in control of us. Further, our board of directors has the power to increase the aggregate number of authorized shares and classify and reclassify any unissued shares of our stock into other classes or series of stock, and to authorize us to issue the newly-classified shares, as discussed under the captions “Description of Capital Stock—Common Stock” and “Description of Capital Stock—Power to Reclassify and Issue Stock,” and could authorize the issuance of shares of common stock or another class or series of stock, including a class or series of preferred stock, that could have the effect of delaying, deferring or preventing a change in control of us. We believe that the power to increase the aggregate number of authorized shares and to classify or reclassify unissued shares of common or preferred stock, without approval of holders of our common stock, provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.

Our charter and bylaws also provide that the number of directors may be established only by our board of directors (subject to our Sponsor’s right to consent to changes in the number of our directors for so long as the stockholders’ agreement remains in effect), which prevents our stockholders from increasing the number of our directors and filling any vacancies created by such increase with their own nominees. The provisions of our bylaws discussed above under the captions “—Special Meetings of Stockholders” and “—Advance Notice of Director Nomination and New Business” require stockholders (other than our Sponsor, to the extent described above) seeking to call a special meeting, nominate an individual for election as a director or propose other business at an annual meeting to comply with certain notice and information requirements. We believe that these provisions will help to assure the continuity and stability of our business strategies and policies as determined by our board of directors and promote good corporate governance by providing us with clear procedures for calling special meetings, information about a stockholder proponent’s interest in us and adequate time to consider stockholder nominees and other business proposals. However, these provisions, alone or in combination, could make it more difficult for our stockholders to remove incumbent directors or fill vacancies on our board of directors with their own nominees and could delay, defer or prevent a change in control, including a proxy contest or tender offer that might involve a premium price for our common stockholders or otherwise be in the best interest of our stockholders.

Exclusive Forum

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, will be the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of any duty owed by any of our directors, officers or other employees to us or to our stockholders, (c) any action asserting a claim against us or any of our directors, officers or other employees arising pursuant to any provision of the MGCL or our charter or bylaws or (d) any action asserting a claim against us or any of our directors, officers or other employees that is governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of our stock will be deemed to have notice of and consented to the provisions of our charter and bylaws, including the exclusive forum provisions in our bylaws. For so long as the stockholders’ agreement remains in effect, our Sponsor’s consent is required for any amendment to this provision of our bylaws.

Limitation of Liability and Indemnification of Directors and Officers

Maryland law permits us to include a provision in our charter eliminating the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains a provision that eliminates our directors’ and officers’ liability to us and our stockholders for money damages to the maximum extent permitted by Maryland law.

The MGCL requires us (unless our charter were to provide otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or certain other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

The MGCL prohibits us from indemnifying a director or officer who has been adjudged liable in a suit by us or on our behalf or in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received; however, indemnification for an adverse judgment in a suit by us or on our behalf, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits us to advance reasonable expenses to a director or officer upon our receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

To the maximum extent permitted by Maryland law, our charter authorizes us to indemnify any person who serves or has served, and our bylaws obligate us to indemnify any individual who is made or threatened to be made a party to or witness in a proceeding by reason of his or her service:

•	as our director or officer; or

•

while a director or officer and at our request, as a director, officer, partner, manager, member or trustee of another corporation, real estate investment trust, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise, from and against any claim or liability to which he or she may become subject or that he or she may incur by reason of his or her service in any of these capacities, and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our charter and bylaws also permit us to indemnify and advance expenses to any individual who served any of our predecessors in any of the capacities described above and any employee or agent of us or any of our predecessors.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that, in the opinion of the SEC, such indemnification is against public policy and is therefore unenforceable.

DESCRIPTION OF DEPOSITORY SHARES

The following description of shares represented by depositary shares sets forth certain general terms and provisions of depositary agreements, depositary shares and depositary receipts. This summary does not contain all of the information that you may find useful. The particular terms of the depositary shares and related agreements and receipts will be described in the prospectus supplement relating to those depositary shares. For more information, you should review the relevant form of deposit agreement and relevant form of depositary receipts, which are or will be filed with the SEC.

General

We may elect to have shares represented by depositary shares. The shares underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company we select. The prospectus supplement relating to a class or series of depositary shares will set forth the name and address of this share depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the share represented by such depositary share (including dividend, voting, redemption, conversion, exchange and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares, or fraction thereof, as described in the applicable prospectus supplement.

A holder of depositary shares will be entitled to receive the shares (but only in whole shares) underlying those depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the whole number of shares to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt for the excess number of depositary shares.

Unless otherwise specified in the applicable prospectus supplement, the depositary agreement, the depositary shares and the depositary receipts will be governed by and construed in accordance with the law of the State of New York.

Dividends and Other Distributions

The share depositary will distribute all cash dividends or other cash distributions in respect of the shares to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders.

If there is a distribution other than in cash in respect of the shares, the share depositary will distribute property received by it to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders, unless the share depositary determines that it is not feasible to make such a distribution. In that case, the share depositary may, with our approval, adopt any method that it deems equitable and practicable to effect the distribution, including a public or private sale of the property and distribution of the net proceeds from the sale to the holders.

The amount distributed in any of the above cases will be reduced by any amount we or the share depositary are required to withhold on account of taxes.

Conversion and Exchange

If any share underlying the depositary shares is subject to provisions relating to its conversion or exchange as set forth in an applicable prospectus supplement, each record holder of depositary shares will have the right or obligation to convert or exchange those depositary shares pursuant to those provisions.

Redemption of Depositary Shares

Whenever we redeem a share held by the share depositary, the share depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares that were redeemed. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares underlying the depositary shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately as we may determine.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price.

Voting

Upon receipt of notice of any meeting at which the holders of any shares underlying the depositary shares are entitled to vote, the share depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of the depositary receipts on the record date (which will be the same date as the record date for the shares) may then instruct the share depositary as to the exercise of the voting rights pertaining to the number of shares underlying that holder’s depositary shares. The share depositary will try to vote the number of shares underlying the depositary shares in accordance with the instructions, and we will agree to take all reasonable action which the share depositary deems necessary to enable the share depositary to do so. The share depositary will abstain from voting the shares to the extent that it does not receive specific written instructions from holders of depositary receipts representing the share.

Record Date

Whenever any cash dividend or other cash distribution becomes payable, any distribution other than cash is made, or any rights, preferences or privileges are offered with respect to the shares; or the share depositary receives notice of any meeting at which holders of shares are entitled to vote or of which holders of such shares are entitled to notice, or of the mandatory conversion of or any election by us to call for the redemption of any such share, the share depositary will in each instance fix a record date (which will be the same as the record date for the shares) for the determination of the holders of depositary receipts:

•	who will be entitled to receive dividend, distribution, rights, preferences or privileges or the net proceeds of any sale; or

•	who will be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of the meeting or the redemption or conversion, subject to the provisions of the deposit agreement.

Amendment and Termination of the Deposit Agreement

We and the share depositary may at any time agree to amend the form of depositary receipt and any provision of the deposit agreement. However, any amendment that materially and adversely alters the rights of holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the share depositary only if all outstanding shares have been redeemed or if a final distribution in respect of the underlying shares has been made to the holders of the depositary shares in connection with the liquidation, dissolution or winding up of us.

Charges of Share Depositary

We will pay all charges of the share depositary including charges in connection with the initial deposit of the shares, the initial issuance of the depositary receipts, the distribution of information to the holders of depositary receipts with respect to matters on which the share is entitled to vote, withdrawals of the share by the holders of depositary receipts or redemption or conversion of the share, except for taxes (including transfer taxes, if any) and other governmental charges and any other charges expressly provided in the deposit agreement to be at the expense of holders of depositary receipts or persons depositing shares.

Miscellaneous

Neither we nor the share depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing any obligations under the deposit agreement. The obligations of the share depositary under the deposit agreement are limited to performing its duties under the agreement without negligence or bad faith. Our obligations under the deposit agreement are limited to performing our duties in good faith. Neither we nor the share depositary is obligated to prosecute or defend any legal proceeding in respect of any depositary shares or shares unless satisfactory indemnity is furnished. We and the share depositary may rely on advice of or information from counsel, accountants or other persons that they believe to be competent and on documents that they believe to be genuine. The share depositary may resign at any time or be removed by us, effective upon the acceptance by its successor of its appointment. If we have not appointed a successor share depositary and the successor depositary has not accepted its appointment within 60 days after the share depositary delivered a resignation notice to us, the share depositary may terminate the deposit agreement. See “—Amendment and Termination of the Deposit Agreement” above.

DESCRIPTION OF PURCHASE CONTRACTS

The following description sets forth certain general terms and provisions of the purchase contracts that we may offer from time to time. This summary does not contain all of the information that you may find useful. The particular terms of any purchase contract that we may offer and the related agreements will be described in the prospectus supplement relating to those purchase contracts. For more information, you should review the relevant form of purchase contract and the relevant form of pledge agreement for purchase contracts, if any, which are or will be filed with the SEC.

If we offer any purchase contracts, certain terms of that series of purchase contracts will be described in the applicable prospectus supplement, including, without limitation, the following:

•	the price of the securities or other property subject to the purchase contracts (which may be determined by reference to a specific formula described in the purchase contracts);

•	whether the purchase contracts are issued separately, or as a part of units each consisting of a purchase contract and one or more of our other securities or securities of an unaffiliated entity, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract;

•	any requirement for us to make periodic payments to holders or vice versa, and whether the payments are unsecured or pre-funded;

•	any provisions relating to any security provided for the purchase contracts;

•	whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	a discussion of certain United States federal income tax considerations applicable to the purchase contracts;

•	whether the purchase contracts will be issued in fully registered or global form; and

•	any other terms of the purchase contracts and any securities subject to such purchase contracts.

DESCRIPTION OF UNITS

The following description sets forth certain general terms and provisions of the units that we may offer from time to time. This summary does not contain all of the information that you may find useful. The particular terms of any of the units that we may offer and the related agreements will be described in the prospectus supplement relating to those units. For more information, you should review the relevant form of unit agreement and the relevant form of unit certificate, if any, which are or will be filed with the SEC.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

DESCRIPTION OF WARRANTS

The following description sets forth certain general terms and provisions of the warrants that we may offer from time to time. This summary does not contain all of the information that you may find useful. The particular terms of any of the warrants that we may offer and the related agreements will be described in the prospectus supplement relating to those warrants. For more information, you should review the relevant form of warrant agreement and the relevant form of warrant certificate, if any, which are or will be filed with the SEC.

General

We may issue warrants to purchase our securities or rights (including rights to receive payment in cash or securities based on the value, rate or price of specified commodities, currencies or indices) or securities of other issuers or any combination of the foregoing. Warrants may be issued independently or together with any securities and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent we select.

You should review the applicable prospectus supplement for the specific terms of any warrants that may be offered, including:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

•	our securities or rights (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices) or securities of other issuers or any combination of the foregoing purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants will commence and the date on which that right will expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of certain United States federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be issued in one or more series under an indenture to be entered into between the Operating Partnership and The Bank of New York Mellon, as trustee. References herein to the “Indenture” refer to such indenture and references to the “Trustee” refer to such trustee or any other trustee for any particular series of debt securities issued under the Indenture. The terms of the debt securities of any series will be those specified in or pursuant to the Indenture and in the applicable debt securities of that series and those made part of the Indenture by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following description of selected provisions of the Indenture and the debt securities is not complete, and the description of selected terms of the debt securities of a particular series included in the applicable prospectus supplement also will not be complete. You should review the form of the Indenture and the form of the applicable debt securities, which forms have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus. To obtain a copy of the form of the Indenture or the form of the applicable debt securities, see “Where You Can Find More Information” in this prospectus. The following description of debt securities and the description of the debt securities of the particular series in the applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the Indenture and the applicable debt securities, which provisions, including defined terms, are incorporated by reference in this prospectus. Capitalized terms used but not defined in this section shall have the meanings assigned to those terms in the Indenture.

The following description of debt securities describes general terms and provisions of the series of debt securities to which any prospectus supplement may relate. When the debt securities of a particular series are offered for sale, the specific terms of such debt securities will be described in the applicable prospectus supplement. If any particular terms of such debt securities described in a prospectus supplement are inconsistent with any of the terms of the debt securities generally described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.

General

The debt securities of each series will constitute the unsecured unsubordinated obligations of the Operating Partnership and will rank on a parity in right of payment with all of its other existing and future unsecured and unsubordinated indebtedness. The Operating Partnership may issue an unlimited principal amount of debt securities under the Indenture. The Indenture provides that debt securities of any series may be issued up to the aggregate principal amount which may be authorized from time to time by the Operating Partnership. Please read the applicable prospectus supplement relating to the debt securities of the particular series being offered thereby for the specific terms of such debt securities, including, where applicable:

•	the title of the series of debt securities;

•	the aggregate principal amount of debt securities of the series and any limit thereon;

•	whether such debt securities are to be issuable in global form;

•	the date or dates on which the Operating Partnership will pay the principal of and premium, if any, on debt securities of the series, or the method used to determine such date or dates;

•	the rate or rates, which may be fixed or variable, at which debt securities of the series will bear interest, if any, or the method or methods, if any, used to determine such rate or rates;

•	the basis used to calculate interest, if any, on the debt securities of the series if other than a 360-day year of twelve 30-day months;

•	the date or dates, if any, from which interest on the debt securities of the series will accrue, or the method or methods, if any, used to determine such date or dates;

•	the date or dates, if any, on which the interest on the debt securities of the series will be payable and the record dates for any such payment of interest;

•	the terms and conditions, if any, upon which the Operating Partnership is required to, or may, at its option, redeem debt securities of the series;

•	the terms and conditions, if any, upon which the Operating Partnership will be required to repurchase debt securities of the series at the option of the holders of debt securities of the series;

•	the terms of any sinking fund or analogous provision;

•	the portion of the principal amount of the debt securities of the series which will be payable upon acceleration if other than the full principal amount;

•	the authorized denominations in which debt securities of the series will be issued, if other than minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

•	the place or places where (1) amounts due on the debt securities of the series will be payable, (2) the debt securities of the series may be surrendered for registration of transfer or exchange, (3) the debt securities of the series may be surrendered for conversion or exchange and (4) notices or demands to or upon the Operating Partnership in respect of the debt securities of the series or the Indenture may be served, if different than the corporate trust office of the Trustee;

•	the terms and conditions, if any, upon which the debt securities will be convertible into and/or exchangeable into equity of the Operating Partnership;

•	if other than U.S. dollars, the currency or currencies in which purchases of, and payments on, the debt securities of the series must be made, the manner of determining the equivalent thereof in Dollars for any purpose, and the ability, if any, of the Operating Partnership or the holders of debt securities of the series to elect for payments to be made in any other currency or currencies;

•	whether the amount of payments on the debt securities of the series may be determined with reference to an index, formula, or other method or methods (any of those debt securities being referred to as “Indexed Securities”) and the manner used to determine those amounts;

•	any addition to, modification of, or deletion of, any covenant or Event of Default with respect to debt securities of the series;

•	the covenants subject to covenant defeasance;

•	the terms and conditions, if any, upon which debt securities are to be issuable upon the exercise of warrants;

•	the identity of the depositary for the global debt securities;

•	the circumstances under which the Operating Partnership will pay Additional Amounts on the debt securities of the series in respect of any tax, assessment, or other governmental charge and whether the Operating Partnership will have the option to redeem such debt securities rather than pay the Additional Amounts;

•	if there is more than one trustee, the identity of the trustee that has any obligations, duties and remedies with respect to the debt securities and, if not the trustee, the identity of each security registrar, paying agent or authenticating agent with respect to the debt securities;

•	the terms of any guarantee of the debt securities and the identity of any guarantor or guarantors of the debt securities;

•	if the principal amount payable at the stated maturity of the debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any date;

•	whether the debt securities will be issued in a transaction registered under the Securities Act and any restriction or condition on the transferability of the debt securities of such series;

•	the exchanges, if any, on which the debt securities of the series may be listed;

•	the price or prices at which the debt securities of the series will be sold;

•	any additional covenants subject to waiver by the act of the holders of debt securities pursuant to the Indenture; and

•	any other terms of debt securities of the series.

As used in this prospectus, references to the principal of and premium, if any, and interest, if any, on the debt securities of a series include Additional Amounts, if any, payable on the debt securities of such series in that context.

The Operating Partnership may issue debt securities as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Important federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

The terms of the debt securities of any series may be inconsistent with the terms of the debt securities of any other series, and the terms of particular debt securities within any series may be inconsistent with each other. Unless otherwise specified in the applicable prospectus supplement, the Operating Partnership may, without the consent of, or notice to, the holders of the debt securities of any series, reopen an existing series of debt securities and issue additional debt securities of that series.

Other than to the extent provided with respect to the debt securities of a particular series and described in the applicable prospectus supplement, the Indenture will not contain any provisions that would limit the ability of the Operating Partnership to incur indebtedness or to substantially reduce or eliminate the Operating Partnership’s consolidated assets, which may have a material adverse effect on the ability of the Operating Partnership to service the Operating Partnership’s indebtedness (including the debt securities) or that would afford holders of the debt securities protection in the event of:

(1)	a highly leveraged or similar transaction involving the Operating Partnership’s management, or any affiliate of any of those parties,

(2)	a change of control, or

(3)	a reorganization, restructuring, merger, or similar transaction involving the Operating Partnership or its affiliates.

Registration, Transfer, Payment and Paying Agent

Unless otherwise specified in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will be payable and may be surrendered for registration of transfer or exchange at an office of the Operating Partnership or an agent of the Operating Partnership in The City of New York. However, the Operating Partnership, at its option, may make payments of interest on any interest payment date on any debt security by check mailed to the address of the person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States; provided, that the paying agent shall have received appropriate wire transfer instructions at least five business days prior to the interest payment date.

Any interest not punctually paid or duly provided for on any interest payment date with respect to the debt securities of any series will forthwith cease to be payable to the holders of those debt securities on the applicable regular record date and may either be paid to the persons in whose names those debt securities are registered at the close of business on a special record date for the payment of the interest not punctually paid or duly provided for to be fixed by the Trustee, notice whereof shall be given to the holders of those debt securities not less than 10 days prior to the special record date, or may be paid at any time in any other lawful manner, all as completely described in the Indenture.

Subject to certain limitations imposed on debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of those debt securities at the designated place or places. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for registration of transfer or exchange thereof at the designated place or places if duly endorsed or accompanied by a written instrument of transfer. No service charge shall be made for any registration of transfer or exchange, redemption or repayment of debt securities, but the Operating Partnership may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with certain of those transactions.

Unless otherwise specified in the applicable prospectus supplement, the Operating Partnership will not be required to:

•	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series of like tenor and terms to be redeemed and ending at the close of business on the day of that selection;

•	register the transfer of or exchange any debt security, or portion of any debt security, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

•	issue, register the transfer of or exchange a debt security which has been surrendered for repurchase at the option of the holder, except the portion, if any, of the debt security not to be repurchased.

Outstanding Debt Securities

In determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent, or waiver under the Indenture:

•	the principal amount of an original issue discount security that shall be deemed to be outstanding for these purposes shall be that portion of the principal amount of the original issue discount security that would be due and payable upon acceleration of the original issue discount security as of the date of the determination,

•	the principal amount of any Indexed Security that shall be deemed to be outstanding for these purposes shall be the principal amount of the Indexed Security determined on the date of its original issuance, unless otherwise provided in the Indenture,

•	the principal amount of a debt security denominated in a foreign currency shall be the U.S. dollar equivalent, determined on the date of its original issuance, of the principal amount of the debt security, and

•	a debt security owned by the Operating Partnership or any obligor on the debt security or any affiliate of the Operating Partnership or such other obligor shall be deemed not to be outstanding.

Redemption and Repurchase

The debt securities of any series may be redeemable at the Operating Partnership’s option or may be subject to mandatory redemption by the Operating Partnership as required by a sinking fund or otherwise. In addition, the debt securities of any series may be subject to repurchase by the Operating Partnership at the option of the holders. The applicable prospectus supplement will describe the terms and conditions regarding any optional or mandatory redemption or option to repurchase the debt securities of the related series.

Covenants

Any material covenants applicable to the debt securities of the applicable series will be specified in the applicable prospectus supplement.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, an Event of Default with respect to the debt securities of any series is defined in the Indenture as being:

(1)	default for thirty (30) days in the payment of any installment of interest or Additional Amounts payable with respect to such interest under the debt securities of that series;

(2)	default in the payment of the principal of or premium, if any, on or, any Additional Amounts payable in respect of any principal of or premium, if any, on the debt securities of that series, when the same becomes due and payable or default is made in the deposit of any sinking fund payment with respect to the debt securities of that series when due and such default continues for three business days;

(3)	the Operating Partnership fails to comply with any of the Operating Partnership’s other agreements contained in the debt securities or the Indenture (other than an agreement a default in whose performance or whose breach is elsewhere specifically dealt with in the Indenture or which has expressly been included in the Indenture solely for the benefit of a series of debt securities other than that series) upon receipt by the Operating Partnership of notice of such default by the Trustee or receipt by the Operating Partnership and the Trustee of notice of such default by holders of not less than twenty five percent (25%) in aggregate principal amount of the debt securities of that series then outstanding and the Operating Partnership fails to cure (or obtain a waiver of) such default within sixty (60) days after the Operating Partnership receives such notice;

(4)	failure to pay any recourse indebtedness for monies borrowed by the Operating Partnership, any guarantor or any Significant Subsidiary in an outstanding principal amount in excess of $50,000,000 at final maturity or upon acceleration after the expiration of any applicable grace period, which recourse indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within thirty (30) days after written notice of such failure to the Operating Partnership from the Trustee (or to the Operating Partnership and the Trustee from holders of at least twenty five percent (25%) in principal amount of the outstanding debt securities of that series);

(5)	specified events of bankruptcy, insolvency, or reorganization with respect to the Operating Partnership, any guarantor or any Significant Subsidiary.

No Event of Default with respect to any particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities. The Trustee is required to give notice to holders of the debt securities of the applicable series within 90 days after the Trustee has actual knowledge (as such knowledge is described in the Indenture) of a default relating to such debt securities.

If an Event of Default specified in clause (5) above occurs, then the principal of, and premium, if any, on all the outstanding debt securities of the applicable series and unpaid interest, if any, accrued thereon shall automatically become immediately due and payable. If any other Event of Default with respect to the outstanding debt securities of the applicable series occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding may declare the principal of, and premium, if any, on, or if debt securities of that series are original issue discount securities such lesser amount as may be specified in the terms of that series of debt securities, and unpaid interest, if any, accrued thereon to be due and payable immediately. However, upon specified conditions, the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding may rescind and annul any such declaration of acceleration and its consequences.

The Indenture provides that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or Trustee, or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received written notice of an Event of Default with respect to such series from a holder of a debt security of such series, a written request to institute proceedings in respect of such Event of Default from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, as well as an offer of indemnity or security satisfactory to it, and no inconsistent direction has been given to the Trustee during such 60 day period by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series. Notwithstanding any other provision of the Indenture, each holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, and any Additional Amounts on that debt security on the respective due dates for those payments, and in the case of any debt security which is convertible into or exchangeable for other securities or property, to convert or exchange as the case may be, such debt security in accordance with its terms, and to institute suit for the enforcement of those payments and any such right to convert or exchange, and this right shall not be impaired without the consent of such holder.

Subject to the provisions of the Trust Indenture Act requiring the Trustee, during the continuance of an Event of Default under the Indenture, to act with the requisite standard of care, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of debt securities of any series unless those holders have offered the Trustee indemnity or security satisfactory to it. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee, provided that the direction would not conflict with any rule or law or with the Indenture or with any series of debt securities, such direction would not be unduly prejudicial to the rights of any other holder of debt securities of that series (or the debt securities of any other series) not joining in such action or could not involve the Trustee in personal liability, and the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Within 120 calendar days after the close of each fiscal year, the Operating Partnership must deliver to the Trustee an officers’ certificate stating whether or not each certifying officer has knowledge of any default and, if so, specifying each such default and the nature and status thereof.

Modification, Waivers and Meetings

The Indenture permits the Operating Partnership and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series issued under the Indenture and affected by a modification or amendment (voting as separate classes), to modify or amend any of the provisions of the Indenture or of the debt securities of the applicable series or the rights of the holders of the debt securities of the applicable series under the Indenture. However, no modification or amendment shall, without the consent of the holder of each outstanding debt security affected thereby:

•	change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on, or any Additional Amounts, if any, with respect to, any debt securities, or

•	reduce the principal of or any premium on any debt securities or reduce the rate (or modify the calculation of such rate) of interest on or the redemption or repurchase price of any debt securities, or any Additional Amounts with respect to any debt securities or related guarantee or change the Operating Partnership’s or any guarantor’s obligation to pay Additional Amounts, or

•	reduce the amount of principal of any original issue discount securities that would be due and payable upon acceleration of the maturity of any debt security, or

•	adversely affect any right of repayment or repurchase at the option of any holder, or

•	change any place where, or the currency in which, any debt securities are payable, or

•	impair the holder’s right to institute suit to enforce the payment of any debt securities on or after their stated maturity, or

•	reduce the percentage of the outstanding debt securities of any series whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of such Indenture or specified defaults under the Indenture and their consequences, or

•	reduce the requirements for a quorum or voting at a meeting of holders of the applicable debt securities; or

•	modify the sections of the Indenture setting forth the provisions of the Indenture that may not be amended without the consent of holders, or providing for the waiver of past defaults and the waiver of certain covenants, except to increase any such percentage or provide that certain other provisions of the Indenture cannot be modified or waived without the consent of holder of each outstanding debt security of such series; or

•	release a guarantor from any of the obligations under a guarantee except as permitted under the Indenture; or

•	make any change that adversely affects the right, if any, to convert or exchange any debt security for common equity or other securities or property.

The Indenture also contains provisions permitting the Operating Partnership and any guarantor, as applicable, and the Trustee, without the consent of the holders of any debt securities, to modify or amend the Indenture, among other things:

•	to evidence a successor to the Operating Partnership or any guarantor, if applicable, as under the Indenture;

•	to add to the covenants of the Operating Partnership or any guarantor for the benefit of the holders of debt securities of a series or to surrender any right or power conferred upon the Operating Partnership or any guarantor in the Indenture;

•	to add to the Events of Default or covenants in a manner that benefits the holders of all or any series of debt securities issued under the Indenture;

•	to establish the form or terms of debt securities of any series, and the form of the guarantee of debt securities of any series;

•	to make any change necessary to comply with any requirement of the SEC in connection with the Indenture under the Trust Indenture Act;

•	to provide for any guarantee of the holders of debt securities of a series, to secure the debt securities or to confirm and evidence the release, termination or discharge of any guarantee of or lien securing the debt securities which such release, termination or discharge is permitted by the Indenture;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the Indenture by more than one trustee;

•	to cure any ambiguity, defect or inconsistency in the Indenture;

•	to make any change that would provide any additional rights or benefits to the holders of debt securities or that does not adversely affect the legal rights under the Indenture of any holder in any material respect;

•	to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities; provided, that the action shall not adversely affect the interests of the holders of debt securities in any material respect;

•	to amend or supplement any provision contained in the Indenture, provided that the amendment or supplement does not apply to any outstanding debt securities issued before the date of the amendment or supplement and entitled to the benefits of that provision; or

•	to conform the terms of the Indenture or the debt securities of a series, as applicable, to the description thereof contained in any prospectus, prospectus supplement or other offering document relating to the offer and sale of such debt securities.

The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive the Operating Partnership’s compliance with some of the restrictive provisions of the Indenture, which may include covenants, if any, which are specified in the applicable prospectus supplement. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the Indenture with respect to the debt securities of that series and its consequences, except a default which is continuing (i) in the payment of the principal of, or premium, if any, or interest, if any, on, and any Additional Amounts with respect to, the debt securities of that series, (ii) with respect to the conversion or exchange of a series of debt securities convertible or exchangeable into common equity of the Operating Partnership, or (iii) in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series.

The Indenture contains provisions for convening meetings of the holders of a series of debt securities. A meeting may be called at any time by the Trustee, and also, upon the Operating Partnership’s or any guarantor’s request, or the request of holders of at least 10% in aggregate principal amount of the outstanding debt securities of any series. Notice of a meeting must be given in accordance with the provisions of the Indenture. Except for any consent which must be given by the holder of each outstanding debt security affected in the manner described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum, as described below, is present may be adopted by the affirmative vote of the holders of a majority in aggregate principal amount of the outstanding debt securities of the applicable series. However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver, or other action which may be made, given or taken by the holders of a specified percentage, other than a majority, in aggregate principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of that specified percentage in aggregate principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the Indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in aggregate principal amount of the outstanding debt securities of the applicable series, subject to exceptions; provided, however, that if any action is to be taken at that meeting with respect to a consent or waiver which may be given by the holders of a supermajority in aggregate principal amount of the outstanding debt securities of a series, the persons holding or representing that specified supermajority percentage in aggregate principal amount of the outstanding debt securities of that series will constitute a quorum.

Discharge, Defeasance and Covenant Defeasance

Satisfaction and Discharge

Upon the Operating Partnership’s direction, the Indenture shall cease to be of further effect with respect to the debt securities of any series specified by the Operating Partnership, subject to the survival of specified provisions of the Indenture, including (unless the accompanying prospectus supplement provides otherwise) the Operating Partnership’s obligation to repurchase such debt securities at the option of the holders thereof, if applicable, and the Operating Partnership’s, or any guarantor’s, if applicable, obligation to pay Additional Amounts in respect of such debt securities to the extent described below, when:

•	either

(A)	all outstanding debt securities of that series have been delivered to the Trustee for cancellation, subject to exceptions, or

(B)	all debt securities of that series have become due and payable or will become due and payable at their maturity within one year or are to be called for redemption within one year, and the Operating Partnership has deposited with the Trustee, in trust, funds in the currency in which the debt securities of that series are payable in an amount sufficient to pay and discharge the entire indebtedness on the debt securities of that series, including the principal thereof and, premium, if any, and interest, if any, thereon, and, to the extent that (x) the debt securities of that series provide for the payment of Additional Amounts and (y) the amount of any Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by the Operating Partnership, in the exercise of its sole discretion, those Additional Amounts, to the date of such deposit, if the debt securities of that series have become due and payable, or to the maturity or redemption date of the debt securities of that series, as the case may be;

and, in either case

•	the Operating Partnership has paid all other sums payable under the Indenture with respect to the debt securities of that series (including amounts payable to the Trustee); and

•	the Trustee has received an officers’ certificate and an opinion of counsel to the effect that all conditions precedent to the satisfaction and discharge of the Indenture in respect of the debt securities of such series have been satisfied.

If the debt securities of any series provide for the payment of Additional Amounts, the Operating Partnership or any guarantor, as applicable, will remain obligated, following the deposit described above, to pay Additional Amounts on those debt securities to the extent that they exceed the amount deposited in respect of those Additional Amounts as described above.

Defeasance and Covenant Defeasance

Unless otherwise specified in the applicable prospectus supplement, the Operating Partnership may elect with respect to the debt securities of the particular series either:

•	to defease and discharge itself and any guarantor from any and all obligations with respect to those debt securities (“legal defeasance”), except for, among other things:

(A)	the obligation to pay Additional Amounts, if any, upon the occurrence of specified events of taxation, assessment, or governmental charge with respect to payments on those debt securities to the extent that those Additional Amounts exceed the amount deposited in respect of those amounts as provided below;

(B)	the obligations to register the transfer or exchange of those debt securities;

(C)	the obligation to replace mutilated, destroyed, lost, or stolen debt securities;

(D)	the obligation to maintain an office or agent of the Operating Partnership in The City of New York, in respect of those debt securities;

(E)	the rights of holders of such outstanding debt securities to receive payments from moneys held in trust when such payments are due;

(F)	the obligation, if applicable, to repurchase those debt securities at the option of the holders thereof; and

(G)	the rights, powers, trusts, duties and immunities of the trustee; or

•

to be released from its obligations and the obligations of any guarantor with respect to those debt securities under (A) certain covenants in the Indenture related to the preservation of the rights (charter and statutory) and franchises of the Operating Partnership and (B) if applicable, other covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations shall not constitute a default or an Event of Default with respect to those debt securities (“covenant defeasance”), in either case upon the irrevocable deposit with the Trustee, in trust for that purpose, of an amount in the currency in which those debt securities are payable at maturity or, if applicable, upon redemption, and/or government obligations (as defined in the Indenture) which through the scheduled payment of principal and interest in accordance with their terms will provide money, in an amount sufficient, in the written opinion of a nationally recognized firm of independent public accountants, to pay the principal of and any premium and any interest on, and, to the extent that (x) those debt securities provide for the payment of Additional Amounts and (y) the amount of the Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by the Operating Partnership, in the exercise of its reasonable discretion, the Additional Amounts with respect to, those debt securities, and any mandatory sinking fund or analogous payments on those debt securities, on the due dates for those payments. If the cash and government obligations deposited are sufficient to pay the outstanding debt securities of the applicable series on a particular redemption date, the Operating Partnership shall have given the Trustee irrevocable instructions to redeem those debt securities on that date.

The legal defeasance or covenant defeasance described above shall only be effective if, among other things:

•	it shall not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Operating Partnership is a party or is bound;

•	in the case of legal defeasance, the Operating Partnership shall have delivered to the Trustee an opinion of independent counsel acceptable to the Trustee confirming that:

(A)	the Operating Partnership has received from, or there has been published by, the Internal Revenue Service a ruling; or

(B)	since the date of the Indenture, there has been a change in applicable federal income tax law,

in either case to the effect that, and based on this ruling or change the opinion of counsel shall confirm that, the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred;

•	in the case of covenant defeasance, the Operating Partnership shall have delivered to the Trustee an opinion of independent counsel reasonably acceptable to the Trustee to the effect that the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

•	no Event of Default or default which with notice or lapse of time or both would become an Event of Default with respect to debt securities of the applicable series shall have occurred and be continuing on the date of the deposit into trust;

•	solely in the case of legal defeasance, no Event of Default arising from specified events of bankruptcy, insolvency, or reorganization with respect to the Operating Partnership or any guarantor or default which with notice or lapse of time or both would become such an Event of Default shall have occurred and be continuing during the period ending on the 91st day after the date of the deposit into trust; and

•	the Operating Partnership shall have delivered to the Trustee an officers’ certificate and legal opinion to the effect that all conditions precedent to the legal defeasance or covenant defeasance, as the case may be, have been satisfied.

In the event the Operating Partnership effects covenant defeasance with respect to debt securities of any series and those debt securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to the covenants as to which covenant defeasance has been effected, which covenants would no longer be applicable to the debt securities of that series after covenant defeasance, the amount of monies and/or government obligations deposited with the Trustee to effect covenant defeasance may not be sufficient to pay amounts due on the debt securities of that series at the time of any acceleration resulting from that Event of Default. However, the Operating Partnership would remain liable to make payment of those amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting legal defeasance or covenant defeasance with respect to the debt securities of a particular series.

Concerning the Trustee

The Indenture provides that there may be more than one Trustee under the Indenture, each with respect to one or more series of debt securities. If there are different Trustees for different series of debt securities, each Trustee will be a Trustee of a trust or trusts separate and apart from the trust or trusts administered by any other Trustee under the Indenture. Unless otherwise indicated in any applicable prospectus supplement, any action permitted to be taken by a Trustee may be taken by such Trustee only with respect to the one or more series of debt securities for which it is the Trustee under the Indenture. Any Trustee under the Indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, and premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the Trustee with respect to that series at an office designated by the Trustee.

The Bank of New York Mellon has been appointed to act as the trustee under the Indenture. We may maintain corporate trust relationships in the ordinary course of business with the Trustee. The Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to the provisions of the Trust Indenture Act, the Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of debt securities, unless offered satisfactory indemnity by the holder against the costs, expense and liabilities which might be incurred thereby.

Under the Trust Indenture Act, the Indenture is deemed to contain limitations on the right of the Trustee, should it become a creditor of the Operating Partnership, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee may engage in other transactions with the Operating Partnership. If it acquires any conflicting interest under the Trust Indenture Act relating to any of its duties with respect to the debt securities, however, it must eliminate the conflict or resign as Trustee.

Governing Law

The Indenture, the debt securities and any related guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Notices

All notices to holders of debt securities shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the register maintained by the trustee.

BOOK-ENTRY, DELIVERY AND FORM

The debt securities will be issued in the form of one or more fully registered global securities (“Global Notes”) that will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), and registered in the name of DTC’s nominee, Cede & Co. The Global Notes may be transferred, in whole and not in part, only to DTC, to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive debt securities in registered certificated form (“Certificated Notes”) except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of debt securities in certificated form. Investors may elect to hold their interest in the Global Notes through either DTC, Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank S.A./N.V. (“Euroclear”) if they are participants in these systems, or indirectly through organizations which are participants in these systems. Clearstream and Euroclear in turn will hold interests in such Global Notes as Participants on the books of DTC.

Depository procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Operating Partnership takes no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised the Operating Partnership that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised the Operating Partnership that, pursuant to procedures established by it:

•	upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the underwriters with portions of the principal amount of the Global Notes; and

•	ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have debt securities registered in their names, will not receive physical delivery of debt securities in certificated form and will not be considered the registered owners or “holders” thereof under the indenture governing the debt securities for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture governing the debt securities. Under the terms of the indenture, the Operating Partnership and the trustee will treat the persons in whose names the debt securities, including the Global Notes, are registered as the owners of the debt securities for the purpose of receiving payments and for all other purposes. Consequently, neither the Operating Partnership, the trustee nor any agent of them has or will have any responsibility or liability for:

•	any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

•	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised the Operating Partnership that its current practice, upon receipt of any payment in respect of securities such as the debt securities (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of debt securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the debt securities, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

DTC has advised the Operating Partnership that it will take any action permitted to be taken by a holder of debt securities only at the direction of one or more Participants to whose account DTC has credited the interests in the debt securities and only in respect of such portion of the aggregate principal amount at maturity of the debt securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the debt securities, DTC reserves the right to exchange the debt securities for legended debt securities in certificated form, and to distribute such debt securities to its Participants.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes if:

•	DTC (a) notifies the Operating Partnership that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Operating Partnership fails to appoint a successor depositary within 90 days after it receives such notice or of its becoming aware of such cessation;

•	the Operating Partnership, at its option and subject to DTC’s procedures, notifies the trustee in writing that the Operating Partnership elects to cause the issuance of the Certificated Notes; or

•	upon request from DTC if there has occurred and is continuing a default or Event of Default with respect to the debt securities.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

Certificated Notes, if any, may be exchanged for beneficial interests in Global Notes.

Same day settlement and payment

The underwriters will settle the debt securities in immediately available funds. the Operating Partnership will make payments in respect of the debt securities represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. The Operating Partnership will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The debt securities represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such debt securities will, therefore, be required by DTC to be settled in immediately available funds. The Operating Partnership expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Operating Partnership that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes the material United States federal income tax considerations relating to the ownership of our common stock as of the date hereof by United States holders and non-United States holders, each as defined below. We will summarize any special United States federal income tax considerations relevant to a particular issue of securities other than our common stock in the applicable prospectus supplement. Except where noted, this summary deals only with common stock held as a capital asset and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, regulated investment companies, tax-exempt entities (except as described in “—Taxation of Tax-Exempt Holders of Our Common Stock” below), insurance companies, persons holding common stock as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons liable for alternative minimum tax, investors in pass-through entities or United States holders of common stock whose “functional currency” is not the United States dollar. Furthermore, the discussion below is based upon the provisions of the Code and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, possibly with retroactive effect, so as to result in United States federal income tax consequences different from those discussed below. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. The summary is also based upon the assumption that we and our subsidiaries and affiliated entities will operate in accordance with our and their applicable organizational documents.

The United States federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of United States federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our common stock will depend on the stockholder’s particular tax circumstances. You are urged to consult your own tax advisors concerning the United States federal income tax consequences in light of your particular situation as well as consequences arising under the laws of any other taxing jurisdiction.

Our Taxation as a REIT

We elected to be taxed as a REIT under the Code commencing with our taxable year ended December 31, 2011. We believe that we have been organized and have operated and will continue to operate in such a manner as to qualify for taxation as a REIT under the applicable provisions of the Code. Substantially all of our assets consist of the common stock of BPG Subsidiary, an entity that has elected to be taxed as a REIT commencing with its taxable year ended December 31, 2007. As described further below, our ability to qualify for taxation as a REIT depends on BPG Subsidiary qualifying for taxation as a REIT by satisfying the requirements under the applicable provisions of the Code.

In connection with the filing of this prospectus, Simpson Thacher & Bartlett LLP has rendered an opinion that, commencing with our initial taxable year ended December 31, 2011, we have been organized in conformity with the requirements for qualification as a REIT under the Code, and our actual and proposed method of operation has enabled and will enable us to meet the requirements for qualification and taxation as a REIT under the Code. Investors should be aware that the opinion of Simpson Thacher & Bartlett LLP is based upon customary assumptions, is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets, income, organizational documents, stockholder ownership, and the present and future conduct of our business and is not binding upon the IRS or any court. We have not received, and do not intend to seek, any rulings from the IRS regarding our status as a REIT or our satisfaction of the REIT requirements. The IRS may challenge our status a REIT, and a court could sustain any such challenge. In addition, the opinion of Simpson Thacher & Bartlett LLP is based on existing federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depends upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the United States federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of the ownership of our shares, and the percentage of our taxable income that we distribute. Simpson Thacher & Bartlett LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of our failure to qualify as a REIT, see “—Failure to Qualify.”

The sections of the Code and the corresponding regulations that govern the United States federal income tax treatment of a REIT and its stockholders are highly technical and complex. The following discussion is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative interpretations thereof.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “—Requirements for Qualification as a REIT.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”

Provided that we qualify as a REIT, generally we will be entitled to a deduction for dividends that we pay and therefore will not be subject to United States federal corporate income tax on our net taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from an investment in a C corporation. A “C corporation” is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. In general, the income that we generate is taxed only at the stockholder level upon a distribution of dividends to our stockholders.

If we qualify as a REIT, we will nonetheless be subject to United States federal tax in the following circumstances:

•	We will pay United States federal income tax on our taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time after, the calendar year in which the income is earned.

•	Under some circumstances, we may be subject to the “alternative minimum tax” due to our undistributed items of tax preference and alternative minimum tax adjustments.

•	If we have net income from “prohibited transactions,” which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax.

•	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (b) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to United States corporate income tax at the highest applicable rate (currently 35%).

•	If due to reasonable cause and not willful neglect we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT

•	because other requirements are met, we will be subject to a 100% tax on the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied in either case by a fraction intended to reflect our profitability.

•	If we fail to satisfy the asset tests (other than a de minimis failure of the 5% asset test or the 10% vote or value test, as described below under “—Asset Tests”), as long as the failure was due to reasonable cause and not to willful neglect, we dispose of the assets or otherwise comply with such asset tests within six months after the last day of the quarter in which we identify such failure and we file a schedule with the IRS describing the assets that caused such failure, we will pay a tax equal to the greater of $50,000 or the net income from the nonqualifying assets during the period in which we failed to satisfy such asset tests multiplied by the highest corporate tax rate (currently 35%).

•	If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and the failure was due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification as a REIT.”

•	If we fail to distribute during each calendar year at least the sum of:

•	85% of our ordinary income for such calendar year;

•	95% of our capital gain net income for such calendar year; and

•	any undistributed taxable income from prior taxable years,

we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.

•	We may elect to retain and pay income tax on our net long-term capital gain. In that case, a United States stockholder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, and would receive a credit or a refund for its proportionate share of the tax we paid.

•	We will be subject to a 100% excise tax on amounts received by us from a taxable REIT subsidiary (or on certain expenses deducted by a taxable REIT subsidiary) if certain arrangements between us and a taxable REIT subsidiary of ours, as further described below, are not comparable to similar arrangements among unrelated parties.

•	If we acquire any assets from a non-REIT C corporation in a carry-over basis transaction, we could be liable for specified tax liabilities inherited from that non-REIT C corporation with respect to that corporation’s “built-in gain” in its assets. Built-in gain is the amount by which an asset’s fair market value exceeds its adjusted tax basis at the time we acquire the asset. Applicable Treasury regulations, however, allow us to avoid the recognition of gain and the imposition of corporate level tax with respect to a built-in gain asset acquired in a carry-over basis transaction from a non-REIT C corporation unless and until we dispose of that built-in gain asset during the 10-year period following its acquisition, at which time we would recognize, and would be subject to tax at the highest regular corporate rate on, the built-in gain.

•	In addition, notwithstanding our status as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for United States federal income tax purposes. Moreover, as further described below, any domestic taxable REIT subsidiary in which we own an interest will be subject to United States federal corporate income tax on its net income.

Requirements for Qualification as a REIT. The Code defines a REIT as a corporation, trust or association:

(1) that is managed by one or more trustees or directors;

(2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3) that would be taxable as a domestic corporation, but for its election to be subject to tax as a REIT;

(4) that is neither a financial institution nor an insurance company subject to certain provisions of the Code;

(5) the beneficial ownership of which is held by 100 or more persons;

(6) of which not more than 50% in value of the outstanding shares are owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) after applying certain attribution rules;

(7) that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year, which has not been terminated or revoked; and

(8) that meets other tests, described below, regarding the nature of its income and assets.

Conditions (1) through (4), inclusive, must be met during the entire taxable year. Condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months other than the first taxable year for which an election to become a REIT is made. Condition (6) must be met during the last half of each taxable year, but neither conditions (5) nor (6) apply to the first taxable year for which an election to become a REIT is made. We believe that we have maintained and will maintain sufficient diversity of ownership to allow us to continue to satisfy conditions (5) and (6) above. In addition, our charter contains restrictions regarding the transfer of our stock that are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. The provisions of our charter restricting the ownership and transfer of our stock are described in “Description of Stock—Restrictions on Ownership and Transfer.” These restrictions, however, may not ensure that we will be able to satisfy these share ownership requirements. If we fail to satisfy these share ownership requirements, we will fail to qualify as a REIT.

If we comply with regulatory rules pursuant to which we are required to send annual letters to holders of our stock requesting information regarding the actual ownership of our stock (as discussed below), and we do not know, or exercising reasonable diligence would not have known, whether we failed to meet requirement (6) above, we will be treated as having met the requirement.

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by United States Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information. In addition, we must satisfy all relevant filing and other administrative requirements established by the IRS to elect and maintain REIT status, use a calendar year for federal income tax purposes, and comply with the record keeping requirements of the Code and regulations promulgated thereunder.

Ownership of Partnership Interests. In the case of a REIT that is a partner in an entity that is treated as a partnership for United States federal income tax purposes, Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test, described below (see “—Asset Tests”), the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest is treated as assets and items of income of our company for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control or only limited influence over the partnership.

Disregarded Subsidiaries. If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” the separate existence of that subsidiary is disregarded for United States federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary, all of the stock of which is owned directly or indirectly by the REIT. Other entities that are wholly-owned by us, including single member limited liability companies that have not elected to be taxed as corporations for United States federal income tax purposes, are also generally disregarded as separate entities for United States federal income tax purposes, including for purposes of the REIT income and asset tests. All assets, liabilities and items of income, deduction and credit of qualified REIT subsidiaries and disregarded subsidiaries will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. A qualified REIT subsidiary of ours is not subject to United States federal corporate income taxation, although it may be subject to state and local taxation in some states.

In the event that a qualified REIT subsidiary or a disregarded subsidiary ceases to be wholly-owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us), the subsidiary’s separate existence would no longer be disregarded for United States federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “—Asset Tests” and “—Income Tests.”

Taxable REIT Subsidiaries. A “taxable REIT subsidiary” is an entity that is taxable as a corporation in which we directly or indirectly own stock and that elects with us to be treated as a taxable REIT subsidiary. The separate existence of a taxable REIT subsidiary is not ignored for United States federal income tax purposes. Accordingly, a taxable REIT subsidiary generally is subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders. In addition, if a taxable REIT subsidiary owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a taxable REIT subsidiary. However, an entity will not qualify as a taxable REIT subsidiary if it directly or indirectly operates or manages a lodging or health care facility or, generally, provides to another person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated. We generally may not own more than 10%, as measured by voting power or value, of the securities of a corporation that is not a qualified REIT subsidiary, unless we and such corporation elect to treat such corporation as a taxable REIT subsidiary. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more taxable REIT subsidiaries.

Income earned by a taxable REIT subsidiary is not attributable to the REIT. Rather, the stock issued by a taxable REIT subsidiary to us is an asset in our hands, and we treat dividends paid to us from such taxable REIT subsidiary, if any, as income. This income can affect our income and asset tests calculations, as described below. As a result, income that might not be qualifying income for purposes of the income tests applicable to REITs could be earned by a taxable REIT subsidiary without affecting our status as a REIT. For example, we may use taxable REIT subsidiaries to perform services or conduct activities that give rise to certain categories of income such as management fees, or to conduct activities that, if conducted by us directly, would be treated in our hands as prohibited transactions.

Several provisions of the Code regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of United States federal income taxation. For example, a taxable REIT subsidiary is limited in its ability to deduct interest payments made to affiliated REITs. In addition, we would be obligated to pay a 100% penalty tax on some payments that we receive from, or on certain expenses deducted by, a taxable REIT subsidiary if the IRS were to assert successfully that the economic arrangements between us and a taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties.

Income Tests

To qualify as a REIT, we must satisfy two gross income requirements, each of which is applied on an annual basis. First, at least 75% of our gross income, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, for each taxable year generally must be derived directly or indirectly from:

•	Rents from real property;

•	Interest on debt secured by mortgages on real property or on interests in real property;

•	Dividends or other distributions on, and gain from the sale of, stock in other REITs;

•	Gain from the sale of real property or mortgage loans;

•	Abatements and refunds of taxes on real property;

•	Income and gain derived from foreclosure property (as described below);

•	Amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (i) to make loans secured by mortgages on real property or on interests in real property or (ii) to purchase or lease real property (including interests in real property and interests in mortgages on real property); and

•	Interest or dividend income from investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt obligations with at least a five-year term.

Second, at least 95% of our gross income, excluding gross income from prohibited transactions and certain hedging transactions, for each taxable year must be derived from sources that qualify for purposes of the 75% test, and from (i) dividends, (ii) interest and (iii) gain from the sale or disposition of stock or securities, which need not have any relation to real property.

If we fail to satisfy one or both of the 75% and 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code. These relief provisions generally will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect, and we attach a schedule of the sources of our income to our United States federal income tax return. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally recognize exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances, we will fail to qualify as a REIT. Even if these relief provisions apply, a penalty tax would be imposed based on the amount of nonqualifying income. See “—Our Taxation as a REIT.”

Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, income and gain from hedging transactions that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of both gross income tests. In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. We will monitor the amount of our non-qualifying income, and we will manage our portfolio to comply at all times with the gross income tests. The following paragraphs discuss some of the specific applications of the gross income tests to us.

Dividends. We may directly or indirectly receive distributions from taxable REIT subsidiaries or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of earnings and profits of the distributing corporation. Our dividend income from stock in any corporation (other than any REIT) and from any taxable REIT subsidiary will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Dividends that we receive from any REITs in which we own stock and our gain on the sale of the stock in those REITs will be qualifying income for purposes of both gross income tests. However, if a REIT in which we own stock fails to qualify as a REIT in any year, our income from such REIT would be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.

Interest. The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person, however, it generally includes the following: (i) an amount that is received or accrued based on a fixed percentage or percentages of receipts or sales, and (ii) an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt by leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

Interest on debt secured by mortgages on real property or on interests in real property, including, for this purpose, prepayment penalties, loan assumption fees and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. However, if the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date we agreed to originate or acquire the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property—that is, the amount by which the loan exceeds the value of the real estate that is security for the loan.

Hedging Transactions. We and our subsidiaries may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we enter into (1) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as a hedge along with the risk that it hedges within prescribed time periods specified in Treasury Regulations, or (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as a hedge along with the risk that it hedges within prescribed time periods, will be excluded from gross income for purposes of both the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. Moreover, to the extent that a position in a hedging transaction has positive value at any particular point in time, it may be treated as an asset that does not qualify for purposes of the asset tests described below. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. No assurance can be given, however, that our hedging activities will not give rise to income or assets that do not qualify for purposes of the REIT tests, or that our hedging will not adversely affect our ability to satisfy the REIT qualification requirements.

We may conduct some or all of our hedging activities through a taxable REIT subsidiary or other corporate entity, the income of which may be subject to United States federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries.

Fee Income. Any fee income that we earn will generally not be qualifying income for purposes of either gross income test. Any fees earned by a taxable REIT subsidiary will not be included for purposes of the gross income tests.

Rents from Real Property. Rents we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions described below are met. These conditions relate to the identity of the tenant, the computation of the rent payable, and the nature of the property leased. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents we receive from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a taxable REIT subsidiary, at least 90% of the property is leased to unrelated tenants, the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space and the rent is not attributable to an increase in rent due to a modification of a lease with a “controlled taxable REIT subsidiary” (i.e., a taxable REIT subsidiary in which we own directly or indirectly more than 50% of the voting power or value of the stock). A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, or modified, if such modification increases the rents due under such lease. Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property. Finally, for rents to qualify as “rents from real property” for purposes of the gross income tests, we are only allowed to provide services that are both usually or “customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant” of the property. Examples of these permitted services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. We may, however, render services to our tenants through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. We may also own a taxable REIT subsidiary which provides non-customary services to tenants without tainting our rental income from the related properties.

Even if a REIT furnishes or renders services that are non-customary with respect to a property, if the greater of (i) the amounts received or accrued, directly or indirectly, or deemed received by the REIT with respect to such services, or (ii) 150% of our direct cost in furnishing or rendering the services during a taxable year is not more than 1% of all amounts received or accrued, directly or indirectly by the REIT with respect to the property during the same taxable year, then only the amounts with respect to such non-customary services are not treated as rent for purposes of the REIT gross income tests.

We intend to cause any services that are not “usually or customarily rendered,” or that are for the benefit of a particular tenant in connection with the rental of real property, to be provided through a taxable REIT subsidiary or through an “independent contractor” who is adequately compensated and from which we do not derive revenue. However, no assurance can be given that the IRS will concur with our determination as to whether a particular service is usual or customary, or otherwise in this regard.

Prohibited Transactions Tax. A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds as primarily for sale to customers in the ordinary course of a trade or business. Whether a REIT holds an asset as primarily for sale to customers in the ordinary course of a trade or business depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. We cannot assure you that we will comply with certain safe harbor provisions or that we will avoid owning property that may be characterized as property that we hold primarily for sale to customers in the ordinary course of a trade or business. The 100% tax will not apply to gains from the sale of property that is held through a taxable REIT subsidiary or other taxable corporation, although such income will be subject to tax in the hands of such corporation at regular corporate income tax rates. We intend to structure our activities to avoid prohibited transaction characterization.

Foreclosure Property. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•	That is acquired by a REIT as the result of the REIT having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	For which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	For which the REIT makes a proper election to treat the property as foreclosure property.

However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor.

Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

•	On which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•	On which any construction takes place on the property, other than completion of a building or any other improvement, if more than 10% of the construction was completed before default became imminent; or

•	Which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business that is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

We will be subject to tax at the maximum corporate rate on any income from foreclosure property, including gain from the disposition of the foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, income from foreclosure property, including gain from the sale of foreclosure property held for sale in the ordinary course of a trade or business, will qualify for purposes of the 75% and 95% gross income tests. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property.

Asset Tests

At the close of each quarter of our taxable year, we must satisfy the following tests relating to the nature of our assets.

•	At least 75% of the value of our total assets must be represented by the following:

•	interests in real property, including leaseholds and options to acquire real property and leaseholds;

•	interests in mortgages on real property;

•	stock in other REITs;

•	cash and cash items;

•	government securities; and

•	investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt obligations with at least a five-year term.

•	Not more than 25% of our total assets may be represented by securities, other than those in the 75% asset class.

•	Except for securities in taxable REIT subsidiaries and the securities in the 75% asset class described in the first bullet point above, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets.

•	Except for securities in taxable REIT subsidiaries and the securities in the 75% asset class described in the first bullet point above, we may not own more than 10% of any one issuer’s outstanding voting securities.

•	Except for securities of taxable REIT subsidiaries and the securities in the 75% asset class described in the first bullet point above, we may not own more than 10% of the total value of the outstanding securities of any one issuer, other than securities that qualify for the “straight debt” exception discussed below.

•	Not more than 25% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (although such debt will not be treated as “securities” for purposes of the 10% asset test, as explained below).

Securities, for the purposes of the asset tests, may include debt we hold from other issuers. However, debt we hold in an issuer that does not qualify for purposes of the 75% asset test will not be taken into account for purposes of the 10% value test if the debt securities meet the straight debt safe harbor. Debt will meet the “straight debt” safe harbor if the debt is a written unconditional promise to pay on demand or on a specified date a sum certain in money, the debt is not convertible, directly or indirectly, into stock, and the interest rate and the interest payment dates of the debt are not contingent on the profits, the borrower’s discretion or similar factors. In the case of an issuer that is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer that (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership).

In addition to straight debt, the Code provides that certain other securities will not violate the 10% asset test. Such securities include (i) any loan made to an individual or an estate, (ii) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (iii) any obligation to pay rents from real property, (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (v) any security (including debt securities) issued by another REIT and (vi) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “—Income Tests.” In applying the 10% asset test, a debt security issued by a partnership (other than straight debt or any other excluded security) is not taken into account to the extent, if any, of the REIT’s proportionate interest as a partner in that partnership.

Any stock that we hold in other REITs will be a qualifying asset for purposes of the 75% asset test. However, if a REIT in which we own stock fails to qualify as a REIT in any year, the stock in such REIT will not be a qualifying asset for purposes of the 75% asset test. Instead, we would be subject to the second, third, fourth, and fifth asset tests described above with respect to our investment in such a disqualified REIT. We will also be subject to those assets tests with respect to our investments in any non-REIT C corporations for which we do not make a taxable REIT subsidiary election. So long as we hold our interests in the Operating Partnership through BPG Subsidiary, we would not be able to satisfy the above asset tests and would fail to qualify as a REIT if BPG Subsidiary failed to qualify as a REIT and were instead treated as a non-REIT C corporation.

We will monitor the status of our assets for purposes of the various asset tests and will seek to manage our portfolio to comply at all times with such tests. There can be no assurances, however, that we will be successful in this effort. No independent appraisals have been obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, the values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for United States federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

However, certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. For example, if we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if we (i) satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the relative market values of our assets. If the condition described in (ii) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of the relief provisions described above.

In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (i) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000 and (ii) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

Even if we did not qualify for the foregoing relief provisions, one additional provision allows a REIT which fails one or more of the asset requirements for a particular tax quarter to nevertheless maintain its REIT qualification if (i) the REIT provides the IRS with a description of each asset causing the failure, (ii) the failure is due to reasonable cause and not willful neglect, (iii) the REIT pays a tax equal to the greater of (a) $50,000 per failure and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%) and (iv) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

Annual Distribution Requirements Applicable to REITs

To qualify as a REIT, we generally must distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to:

•	the sum of (i) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain and (ii) 90% of our net income after tax, if any, from foreclosure property; minus

•	the excess of the sum of specified items of non-cash income (including original issue discount on our mortgage loans) over 5% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain.

Distributions generally must be made during the taxable year to which they relate. Distributions may be made in the following year in two circumstances. First, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend on December 31 of the year in which the dividend was declared. Second, distributions may be made in the following year if the dividends are declared before we timely file our tax return for the year and if made before the first regular dividend payment made after such declaration. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement. To the extent that we do not distribute all of our net capital gain or we distribute at least 90%, but less than 100% of our REIT taxable income, as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates.

To the extent that in the future we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the tax treatment to our stockholders of any distributions that are actually made.

In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (1) pro-rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents.

If we fail to distribute during a calendar year (or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year) at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year and (iii) any undistributed taxable income from prior years, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior years) and (y) the amounts of income retained on which we have paid corporate income tax.

We may elect to retain rather than distribute all or a portion of our net capital gains and pay the tax on the gains. In that case, we may elect to have our stockholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by us. Our stockholders would then increase the adjusted basis of their stock by the difference between (i) the amounts of capital gain dividends that we designated and that they include in their taxable income, minus (ii) the tax that we paid on their behalf with respect to that income. For purposes of the 4% excise tax described above, any retained amounts for which we elect this treatment would be treated as having been distributed.

We intend to make timely distributions sufficient to satisfy the distribution requirements, and we expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, it is possible that, from time to time, we may not have sufficient cash or other liquid assets to meet the distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of items of income and deduction of expenses by us for United States federal income tax purposes. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt, acquire assets or for other reasons. In the event that such timing differences occur, and in other circumstances, it may be necessary in order to satisfy the distribution requirements to arrange for short-term, or possibly long-term, borrowings, or to pay the dividends in the form of other property (including, for example, shares of our own stock).

Although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and the 4% nondeductible excise tax with respect to those non-cash income items if we do not distribute those items on a current basis. As a result of the foregoing, we may not have sufficient cash to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional common stock or preferred stock.

If our taxable income for a particular year is subsequently determined to have been understated, under some circumstances we may be able to rectify a failure to meet the distribution requirement for a year by paying deficiency dividends to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

Like-Kind Exchanges

We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for United States federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Penalty Tax

Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a taxable REIT subsidiary, and redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Rents that we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

From time to time, a taxable REIT subsidiary of ours may provide services to our tenants. We intend to set any fees paid to our taxable REIT subsidiary for such services at arm’s length rates, although the fees paid may not satisfy the safe-harbor provisions described above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm’s length fee for tenant services over the amount actually paid.

Record Keeping Requirements

We are required to comply with applicable record keeping requirements. Failure to comply could result in monetary fines. For example, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding common stock.

Failure to Qualify

If we fail to satisfy one or more requirements of REIT qualification, other than the income tests or asset requirements, then we may still retain REIT qualification if the failure is due to reasonable cause and not willful neglect, and we pay a penalty of $50,000 for each failure.

If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. This would significantly reduce both our cash available for distribution to our stockholders and our earnings. If we fail to qualify as a REIT, we will not be required to make any distributions to stockholders and any distributions that are made will not be deductible by us. Moreover, all distributions to stockholders would be taxable as dividends to the extent of our current and accumulated earnings and profits, whether or not attributable to capital gains of ours. Subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction with respect to those distributions, and individual, trust and estate distributees may be eligible for reduced income tax rates on such dividends. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost.

Tax Aspects of BPG Subsidiary’s Operating Partnership and any Subsidiary Partnerships

General. All of the investments of BPG Subsidiary are held through its Operating Partnership. In addition, the Operating Partnership holds certain investments indirectly through subsidiary partnerships and limited liability companies which are treated as partnerships or disregarded entities for United States federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for United States federal income tax purposes are “pass-through” entities which are not required to pay federal income tax. Rather, partners or members of such entities are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership or limited liability company, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership or limited liability company. A partner in such entities that is a REIT will include in its income its share of these partnership and limited liability company items for purposes of the various gross income tests, the computation of its REIT taxable income, and the REIT distribution requirements. Moreover, for purposes of the asset tests, it will include its pro rata share of assets held by its Operating Partnership, including its share of its subsidiary partnerships and limited liability companies, based on its capital interest in each such entity.

Entity Classification. BPG Subsidiary’s interests in its Operating Partnership and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships (or disregarded entities), as opposed to associations taxable as corporations for United States federal income tax purposes. For example, an entity that would otherwise be classified as a partnership for federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” and certain other requirements are met. A partnership or limited liability company would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury Regulations. If BPG Subsidiary’s Operating Partnership or a subsidiary partnership or limited liability company were treated as an association rather than as a partnership, it would be taxable as a corporation and would be required to pay an entity-level tax on its income. In this situation, the character of BPG Subsidiary’s assets and items of gross income would change and could prevent it from satisfying the REIT asset tests and possibly the REIT income tests. See “—Asset Tests” and “—Income Tests.” This, in turn, could prevent us from qualifying as a REIT. See “—Failure to Qualify” for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status of BPG Subsidiary’s Operating Partnership, a subsidiary partnership or limited liability company might be treated as a taxable event. If so, BPG Subsidiary, and in turn we, might incur a tax liability without any related cash distributions. We do not anticipate that the Operating Partnership or any subsidiary partnership or limited liability company will be treated as a publicly traded partnership which is taxable as a corporation.

Allocations of Income, Gain, Loss and Deduction. A partnership agreement (or, in the case of a limited liability company treated as a partnership for United States federal income tax purposes, the limited liability company agreement) will generally determine the allocation of partnership income and loss among partners. Generally, Section 704(b) of the Code and the Treasury regulations thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. BPG Subsidiary’s Operating Partnership’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder.

Tax Allocations with Respect to the Properties. Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership (including a limited liability company treated as a partnership for United States federal income tax purposes) in exchange for an interest in the partnership, must be allocated in a manner so that the contributing partner is charged with the unrealized gain, or benefits from the unrealized loss, associated with the property at the time of the contribution, as adjusted from time to time. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution (this difference is referred to as a book-tax difference), as adjusted from time to time. These allocations are solely for United States federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

Appreciated property was contributed to BPG Subsidiary’s Operating Partnership in exchange for interests in the Operating Partnership in connection with the IPO Property Transfers. The partnership agreement requires that allocations be made in a manner consistent with Section 704(c) of the Code. Treasury Regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for book-tax differences. BPG Subsidiary and its Operating Partnership have agreed to use the “traditional method” for accounting for book-tax differences for the properties initially contributed to the Operating Partnership.

Under the traditional method, the carryover basis of contributed interests in the properties in the hands of the Operating Partnership (i) will or could cause BPG Subsidiary to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to it if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (ii) could cause BPG Subsidiary to be allocated taxable gain in the event of a sale of such contributed interests or properties in excess of the economic or book income allocated to it as a result of such sale, with a corresponding benefit to the other partners in the Operating Partnership. An allocation described in (ii) above might cause BPG Subsidiary or the other partners to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect BPG Subsidiary’s ability to comply with the REIT distribution requirements. See “—Taxation of REITs in General—Requirements for Qualification as a Real Estate Investment Trust” and “—Annual Distribution Requirements Applicable to REITs.” With respect to properties contributed to the Operating Partnership subsequent to the contribution of the initial properties, it is expected that any book-tax differences shall be accounted for using any method approved under Section 704(c) of the Code and the applicable Treasury Regulations as chosen by the general partner under the partnership agreement. Any property acquired by the Operating Partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code will not apply.

Taxation of United States Holders of Our Common Stock

United States Holder. As used in the remainder of this discussion, the term “United States holder” means a beneficial owner of our common stock that is for United States federal income tax purposes:

•	A citizen or resident of the United States;

•	A corporation (or an entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof;

•	An estate the income of which is subject to United States federal income taxation regardless of its source; or

•	A trust if it (a) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (b) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

If a partnership (or an entity treated as a partnership for United States federal income tax purposes) holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding common stock, you should consult your advisors. A “non-United States holder” is a beneficial owner of our common stock that is neither a United States holder nor a partnership (or an entity treated as a partnership for United States federal income tax purposes).

Distributions Generally. As long as we qualify as a REIT, distributions made by us to our taxable United States holders out of current or accumulated earnings and profits that are not designated as capital gain dividends or “qualified dividend income” will be taken into account by them as ordinary income taxable at ordinary income tax rates and will not qualify for the reduced capital gains rates that currently generally apply to distributions by non-REIT C corporations to certain non-corporate United States holders. In determining the extent to which a distribution constitutes a dividend for tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock, if any, and then to our common stock. Corporate stockholders will not be eligible for the dividends received deduction with respect to these distributions.

Distributions in excess of both current and accumulated earnings and profits will not be taxable to a United States holder to the extent that the distributions do not exceed the adjusted basis of the holder’s stock. Rather, such distributions will reduce the adjusted basis of the stock. To the extent that distributions exceed the adjusted basis of a United States holder’s stock, the United States holder generally must include such distributions in income as long-term capital gain if the shares have been held for more than one year, or short-term capital gain if the shares have been held for one year or less.

Distributions will generally be taxable, if at all, in the year of the distribution. However, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend, and the stockholder will be treated as having received the dividend, on December 31 of the year in which the dividend was declared.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution we pay up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency dividend” will be treated as an ordinary or capital gain dividend, as the case may be, regardless of our earnings and profits. As a result, United States holders may be required to treat certain distributions that would otherwise result in a tax-free return of capital as taxable dividends.

Capital Gain Dividends. We may elect to designate distributions of our net capital gain as “capital gain dividends” to the extent that such distributions do not exceed our actual net capital gain for the taxable year. Capital gain dividends are taxed to United States holders of our stock as gain from the sale or exchange of a capital asset held for more than one year. This tax treatment applies regardless of the period during which the stockholders have held their stock. If we designate any portion of a dividend as a capital gain dividend, the amount that will be taxable to the stockholder as capital gain will be indicated to United States holders on IRS Form 1099-DIV. Corporate stockholders, however, may be required to treat up to 20% of capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends-received deduction for corporations.

Instead of paying capital gain dividends, we may elect to require stockholders to include our undistributed net capital gains in their income. If we make such an election, United States holders (i) will include in their income as long-term capital gains their proportionate share of such undistributed capital gains and (ii) will be deemed to have paid their proportionate share of the tax paid by us on such undistributed capital gains and thereby receive a credit or refund to the extent that the tax paid by us exceeds the United States holder’s tax liability on the undistributed capital gain. A United States holder of our stock will increase the basis in its stock by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. A United States holder that is a corporation will appropriately adjust its earnings and profits for the retained capital gain in accordance with Treasury regulations to be prescribed by the IRS. Our earnings and profits will be adjusted appropriately.

We must classify portions of our designated capital gain dividend into the following categories:

•	A 20% gain distribution, which would be taxable to non-corporate United States holders of our stock at a rate of up to 20%; or

•	An unrecaptured Section 1250 gain distribution, which would be taxable to non-corporate United States holders of our stock at a maximum rate of 25%.

We must determine the maximum amounts that we may designate as 20% and 25% capital gain dividends by performing the computation required by the Code as if the REIT were an individual whose ordinary income were subject to a marginal tax rate of at least 28%. The IRS currently requires that distributions made to different classes of stock be comprised proportionately of dividends of a particular type.

Passive Activity Loss and Investment Interest Limitation. Distributions that we make and gains arising from the disposition of our common stock by a United States holder will not be treated as passive activity income, and therefore United States holders will not be able to apply any “passive activity losses” against such income. Dividends paid by us, to the extent they do not constitute a return of capital, will generally be treated as investment income for purposes of the investment income limitation on the deduction of the investment interest.

Qualified Dividend Income. Distributions that are treated as dividends may be taxed at capital gains rates, rather than ordinary income rates, if they are distributed to an individual, trust or estate, are properly designated by us as qualified dividend income and certain other requirements are satisfied. Dividends are eligible to be designated by us as qualified dividend income up to an amount equal to the sum of the qualified dividend income received by us during the year of the distribution from other C corporations such as taxable REIT subsidiaries, our “undistributed” REIT taxable income from the immediately preceding year, and any income attributable to the sale of a built-in gain asset from the immediately preceding year (reduced by any federal income taxes that we paid with respect to such REIT taxable income and built-in gain).

Dividends that we receive will be treated as qualified dividend income to us if certain criteria are met. The dividends must be received from a domestic corporation (other than a REIT or a regulated investment company) or a qualifying foreign corporation. A foreign corporation generally will be a qualifying foreign corporation if it is incorporated in a possession of the United States, the corporation is eligible for benefits of an income tax treaty with the United States which the Secretary of Treasury determines is satisfactory, or the stock on which the dividend is paid is readily tradable on an established securities market in the United States. However, if a foreign corporation is a foreign personal holding company, a foreign investment company or a passive foreign investment company, then it will not be treated as a qualifying foreign corporation, and the dividends we receive from such an entity would not constitute qualified dividend income.

Furthermore, certain exceptions and special rules apply to determine whether dividends may be treated as qualified dividend income to us. These rules include certain holding requirements that we would have to satisfy with respect to the stock on which the dividend is paid, and special rules with regard to dividends received from regulated investment companies and other REITs.

In addition, even if we designate certain dividends as qualified dividend income to our stockholders, the stockholder will have to meet certain other requirements for the dividend to qualify for taxation at capital gains rates. For example, the stockholder will only be eligible to treat the dividend as qualifying dividend income if the stockholder is taxed at individual rates and meets certain holding requirements. In general, in order to treat a particular dividend as qualified dividend income, a stockholder will be required to hold our stock for more than 60 days during the 121-day period beginning on the date which is 60 days before the date on which the stock becomes ex-dividend.

Other Tax Considerations. To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

Sales of Our Common Stock. Upon any taxable sale or other disposition of our common stock, a United States holder of our common stock will recognize gain or loss for federal income tax purposes on the disposition of our common stock in an amount equal to the difference between:

•	The amount of cash and the fair market value of any property received on such disposition; and

•	The United States holder’s adjusted basis in such common stock for tax purposes.

Gain or loss will be capital gain or loss if the common stock has been held by the United States holder as a capital asset. The applicable tax rate will depend on the holder’s holding period in the asset (generally, if an asset has been held for more than one year, it will produce long-term capital gain) and the holder’s tax bracket.

In general, any loss upon a sale or exchange of our common stock by a United States holder who has held such stock for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, but only to the extent of distributions from us received by such United States holder that are required to be treated by such United States holder as long-term capital gains.

Medicare Tax. Certain United States holders, including individuals and estates and trusts, are subject to an additional 3.8% Medicare tax on all or a portion of their “net investment income,” which includes net gain from a sale or exchange of common stock and income from dividends paid on common stock. United States holders are urged to consult their own tax advisors regarding the Medicare tax.

Taxation of Non-United States Holders of Our Common Stock

The rules governing United States federal income taxation of non-United States holders are complex. This section is only a summary of such rules. We urge non-United States holders to consult their own tax advisors to determine the impact of federal, state and local income tax laws on ownership of the common stock, including any reporting requirements.

Distributions. Distributions by us to a non-United States holder of our common stock that are neither attributable to gain from sales or exchanges by us of “United States real property interests” nor designated by us as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. These distributions ordinarily will be subject to United States federal income tax on a gross basis at a rate of 30%, or a lower rate as permitted under an applicable income tax treaty, unless the dividends are treated as effectively connected with the conduct by the non-United States holder of a United States trade or business. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. Further, reduced treaty rates are not available to the extent the income allocated to the non-United States stockholder is excess inclusion income. Dividends that are effectively connected with a trade or business will be subject to tax on a net basis, that is, after allowance for deductions, at graduated rates, in the same manner as United States holders are taxed with respect to these dividends, and are generally not subject to withholding. Applicable certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exception. Any dividends received by a corporate non-United States holder that is engaged in a United States trade or business also may be subject to an additional branch profits tax at a 30% rate, or lower applicable treaty rate. We expect to withhold United States income tax at the rate of 30% on any dividend distributions, not designated as (or deemed to be) capital gain dividends, made to a non-United States holder unless:

•	A lower treaty rate applies and the non-United States holder files an IRS Form W-8BEN or W-8BEN-E with us evidencing eligibility for that reduced rate; or

•	The non-United States holder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-United States holder’s trade or business.

Distributions in excess of our current or accumulated earnings and profits that do not exceed the adjusted basis of the non-United States holder in its common stock will reduce the non-United States holder’s adjusted basis in its common stock and will not be subject to United States federal income tax. Distributions in excess of current and accumulated earnings and profits that do exceed the adjusted basis of the non-United States holder in its common stock will be treated as gain from the sale of its stock, the tax treatment of which is described below. See “—Taxation of Non-United States Holders of Our Common Stock—Sales of Our Common Stock.” Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend.

We would be required to withhold at least 10% of any distribution to a non-United States holder in excess of our current and accumulated earnings and profits if our common stock constitutes a United States real property interest with respect to such non-United States holder, as described below under “—Taxation of Non-United States Holders of Our Common Stock—Sales of Our Common Stock.” This withholding would apply even if a lower treaty rate applies or the non-United States holder is not liable for tax on the receipt of that distribution. However, a non-United States holder may seek a refund of these amounts from the IRS if the non-United States holder’s United States tax liability with respect to the distribution is less than the amount withheld.

Distributions to a non-United States holder that are designated by us at the time of the distribution as capital gain dividends, other than those arising from the disposition of a United States real property interest, generally should not be subject to United States federal income taxation unless:

•	The investment in the common stock is effectively connected with the non-United States holder’s trade or business, in which case the non-United States holder will be subject to the same treatment as United States holders with respect to any gain, except that a holder that is a foreign corporation also may be subject to the 30% branch profits tax, as discussed above; or

•	The non-United States holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains.

Under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), distributions to a non-United States holder that are attributable to gain from sales or exchanges by us of United States real property interests, whether or not designated as a capital gain dividend, will cause the non-United States holder to be treated as recognizing gain that is income effectively connected with a United States trade or business. Non-United States holders will be taxed on this gain at the same rates applicable to United States holders, subject to a special alternative minimum tax in the case of nonresident alien individuals. Also, this gain may be subject to a 30% (or lower applicable treaty rate) branch profits tax in the hands of a non-United States holder that is a corporation. A distribution is not attributable to a United States real property interest if we held an interest in the underlying asset solely as a creditor.

We will be required to withhold and remit to the IRS 35% of any distributions to non-United States holders that are designated as capital gain dividends, or, if greater, 35% of a distribution that could have been designated as a capital gain dividend, whether or not attributable to sales of United States real property interests. Distributions can be designated as capital gains to the extent of our net capital gain for the taxable year of the distribution. The amount withheld, which for individual non-United States holders may exceed the actual tax liability, is creditable against the non-United States holder’s United States federal income tax liability.

However, the 35% withholding tax will not apply to any capital gain dividend with respect to any class of our stock which is regularly traded on an established securities market located in the United States if the non-United States stockholder did not own more than 5% of such class of stock at any time during the one-year period ending on the date of such dividend. Instead, any capital gain dividend will be treated as a distribution subject to the rules discussed above under “—Taxation of Non-United States Stockholders of Our Common Stock—Distributions.” Also, the branch profits tax will not apply to such a distribution. We expect that our common stock will be “regularly traded” on an established securities exchange.

Although the law is not clear on the matter, it appears that amounts we designate as undistributed capital gains in respect of the stock held by United States holders generally should be treated with respect to non-United States holders in the same manner as actual distributions by us of capital gain dividends. Under that approach, the non-United States holders would be able to offset as a credit against their United States federal income tax liability resulting therefrom their proportionate share of the tax paid by us on the undistributed capital gains, and to receive from the IRS a refund to the extent that their proportionate share of this tax paid by us were to exceed their actual United States federal income tax liability. If we were to designate a portion of our net capital gain as undistributed capital gain, a non-United States stockholder is urged to consult its tax advisor regarding the taxation of such undistributed capital gain.

Sales of Our Common Stock. Gain recognized by a non-United States holder upon the sale or exchange of our stock generally would not be subject to United States taxation unless:

•	The investment in our common stock is effectively connected with the non-United States holder’s United States trade or business, in which case the non-United States holder will be subject to the same treatment as domestic holders with respect to any gain;

•	The non-United States holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a tax home in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s net capital gains for the taxable year; or

•	Our common stock constitutes a United States real property interest within the meaning of FIRPTA, as described below.

Our common stock will constitute a United States real property interest unless we are a domestically-controlled REIT. We will be a domestically-controlled REIT if, at all times during a specified testing period, less than 50% in value of our stock is held directly or indirectly by non-United States holders.

As described above, our charter contains restrictions designed to protect our status as a domestically-controlled REIT, and we believe that we will be and will remain a domestically-controlled REIT, and that a sale of our common stock should not be subject to taxation under FIRPTA. However, because our stock is publicly traded, no assurance can be given that we are or will be a domestically-controlled REIT. Even if we were not a domestically-controlled REIT, a sale of common stock by a non-United States holder would nevertheless not be subject to taxation under FIRPTA as a sale of a United States real property interest if:

•	Our common stock were “regularly traded” on an established securities market within the meaning of applicable Treasury regulations; and

•	The non-United States holder did not actually, or constructively under specified attribution rules under the Code, own more than 5% of our common stock at any time during the shorter of the five-year period preceding the disposition or the holder’s holding period.

We expect that our common stock will be regularly traded on an established securities market. If gain on the sale or exchange of our common stock were subject to taxation under FIRPTA, the non-United States holder would be subject to regular United States income tax with respect to any gain in the same manner as a taxable United States holder, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals. In such case, under FIRPTA the purchaser of common stock may be required to withhold 10% of the purchase price and remit this amount to the IRS. In addition, distributions that are treated as gain from the disposition of common stock and are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made to a corporate non-United States holder that is not entitled to a treaty exemption.

U.S. Federal Income Tax Returns. If a non-United States holder is subject to taxation under FIRPTA on proceeds from the sale of our common stock or on capital gain distributions, the non-United States holder will be required to file a United States federal income tax return. Prospective non-United States holders are urged to consult their tax advisors to determine the impact of United States federal, state, local and foreign income tax laws on their ownership of our common stock, including any reporting requirements.

Taxation of Tax-Exempt Holders of Our Common Stock

Provided that a tax-exempt holder has not held its common stock as “debt-financed property” within the meaning of the Code and our shares of stock are not being used in an unrelated trade or business, the dividend income from us generally will not be unrelated business taxable income, referred to as UBTI, to a tax-exempt holder. Similarly, income from the sale of our common stock will not constitute UBTI unless the tax-exempt holder has held its common stock as debt-financed property within the meaning of the Code or has used the common stock in a trade or business.

Further, for a tax-exempt holder that is a social club, voluntary employee benefit association, supplemental unemployment benefit trust or qualified group legal services plan exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, or a single parent title-holding corporation exempt under Section 501(c)(2) the income of which is payable to any of the aforementioned tax-exempt organizations, income from an investment in our common stock will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Code. These tax-exempt holders should consult their own tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” are treated as UBTI as to any trust which is described in Section 401(a) of the Code, is tax-exempt under Section 501(a) of the Code, and holds more than 10%, by value, of the interests in the REIT. Tax-exempt pension funds that are described in Section 401(a) of the Code are referred to below as “pension trusts.”

A REIT is a “pension-held REIT” if it meets the following two tests:

•	It would not have qualified as a REIT but for Section 856(h)(3) of the Code, which provides that stock owned by pension trusts will be treated, for purposes of determining whether the REIT is closely held, as owned by the beneficiaries of the trust rather than by the trust itself; and

•	Either (i) at least one pension trust holds more than 25% of the value of the interests in the REIT, or (ii) a group of pension trusts each individually holding more than 10% of the value of the REIT’s stock, collectively owns more than 50% of the value of the REIT’s stock.

The percentage of any REIT dividend from a “pension-held REIT” that is treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies where the percentage is less than 5% for any year, in which case none of the dividends would be treated as UBTI. The provisions requiring pension trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is not a “pension-held REIT” (for example, if the REIT is able to satisfy the “not closely held requirement” without relying on the “look through” exception with respect to pension trusts).

Backup Withholding Tax and Information Reporting

United States Holders of Common Stock. In general, information-reporting requirements will apply to payments of dividends and interest on and payments of the proceeds of the sale of our common stock held by United States holders, unless an exception applies. The payor is required to withhold tax on such payments if (i) the payee fails to furnish a taxpayer identification number, or TIN, to the payor or to establish an exemption from backup withholding, or (ii) the IRS notifies the payor that the TIN furnished by the payee is incorrect. In addition, a payor of the dividends or interest on our common stock is required to withhold tax if (i) there has been a notified payee under-reporting with respect to interest, dividends or original issue discount described in Section 3406(c) of the Code, or (ii) there has been a failure of the payee to certify under the penalty of perjury that the payee is not subject to backup withholding under the Code. A United States holder that does not provide us with a correct taxpayer identification number may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distributions to any United States holders who fail to certify their United States status to us. Some United States holders of our common stock, including corporations, may be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to a stockholder will be allowed as a credit against the stockholder’s United States federal income tax and may entitle the stockholder to a refund, provided that the required information is furnished to the IRS. The payor will be required to furnish annually to the IRS and to holders of our common stock information relating to the amount of dividends and interest paid on our common stock, and that information reporting may also apply to payments of proceeds from the sale of our common stock. Some holders, including corporations, financial institutions and certain tax-exempt organizations, are generally not subject to information reporting.

Non-United States Holders of Our Common Stock. Generally, information reporting will apply to payments of interest and dividends on our common stock, and backup withholding described above for a United States holder will apply, unless the payee certifies that it is not a United States person or otherwise establishes an exemption.

The payment of the proceeds from the disposition of our common stock to or through the United States office of a United States or foreign broker will be subject to information reporting and backup withholding as described above for United States holders unless the non-United States holder satisfies the requirements necessary to be an exempt non-United States holder or otherwise qualifies for an exemption. The proceeds of a disposition by a non-United States holder of our common stock to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a United States person, a controlled foreign corporation for United States tax purposes, a foreign person 50% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a United States trade or business, a foreign partnership if partners who hold more than 50% of the interest in the partnership are United States persons, or a foreign partnership that is engaged in the conduct of a trade or business in the United States, then information reporting generally will apply as though the payment was made through a United States office of a United States or foreign broker.

Applicable Treasury regulations provide presumptions regarding the status of a holder of our common stock when payments to such holder cannot be reliably associated with appropriate documentation provided to the payer. Because the application of these Treasury regulations varies depending on the stockholder’s particular circumstances, you are advised to consult your tax advisor regarding the information reporting requirements applicable to you.

Legislative or Other Actions Affecting REITs

The present United States federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the Treasury, which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the United States federal tax laws and interpretations thereof could adversely affect an investment in our common stock.

State and Local Taxes

We and our stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which we or they transact business or reside. Our state and local tax treatment and that of our stockholders may not conform to the federal income tax treatment discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our common stock.

Tax Shelter Reporting

If a stockholder recognizes a loss with respect to stock of $2 million or more for an individual stockholder or $10 million or more for a corporate stockholder, the stockholder must file a disclosure statement with the IRS on Form 8886. Direct stockholders of portfolio securities are in many cases exempt from this reporting requirement, but stockholders of a REIT currently are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Stockholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

Additional Withholding Requirements

Under certain provisions of the Hiring Incentives to Restore Employment Act, which was enacted in March 2010, and administrative guidance thereto, the relevant withholding agent may be required to withhold 30% of any dividends and the proceeds of a sale or other disposition of our common stock occurring after December 31, 2016, in either case paid to (i) a foreign financial institution unless such foreign financial institution agrees to verify, report and disclose its United States accountholders and meets certain other specified requirements, or otherwise complies with the Foreign Account Tax Compliance Act of 2009 or (ii) a non-financial foreign entity that is the beneficial owner of the payment unless such entity certifies that it does not have any substantial United States owners or provides the name, address and taxpayer identification number of each substantial United States owner and such entity meets certain other specified requirements. Non-United States holders should consult their tax advisors to determine the applicability of this legislation in light of their individual circumstances.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

•	on the New York Stock Exchange (including through at the market offerings);

•	in the over-the-counter market;

•	in privately negotiated transactions;

•	through broker/dealers, who may act as agents or principals;

•	through one or more underwriters on a firm commitment or best-efforts basis;

•	in a block trade in which a broker/dealer will attempt to sell a block of shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through put or call option transactions relating to the shares of common stock;

•	directly to one or more purchasers;

•	through agents; or

•	in any combination of the above.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any resale of the securities. To the extent required, a prospectus supplement will describe the terms of any sale of securities we are offering hereunder. Direct sales may be arranged by a securities broker-dealer or other financial intermediary.

To the extent required, the applicable prospectus supplement will name any underwriter involved in a sale of securities. Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to market prices, or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may be involved in any at-the-market offering of securities by or on our behalf.

Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

Unless otherwise specified in the applicable prospectus supplement, the obligations of any underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the securities if any are purchased.

To the extent required, the applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

To the extent required, we will name any agent involved in a sale of securities, as well as any commissions payable by us to such agent, in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If we utilize a dealer in the sale of the securities being offered pursuant to this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Underwriters, dealers and agents participating in a sale of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

Underwriters or agents and their affiliates may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

Some or all of the securities may be new issues of securities with no established trading market. Any underwriters that purchase the securities for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of or the trading markets for any securities.

LEGAL MATTERS

Certain legal and tax matters will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. Hogan Lovells US LLP, Washington, District of Columbia will issue an opinion to us regarding certain matters of Maryland law, including the validity of the shares of common stock. An investment vehicle comprised of selected partners of Simpson Thacher & Bartlett LLP, members of their families, related persons and others owns an interest representing less than 1% of the capital commitments of funds affiliated with The Blackstone Group L.P.

EXPERTS

The consolidated financial statements of Brixmor Property Group Inc. as of December 31, 2013 and 2012 and for each of the three years ended December 31, 2013, that have been incorporated by reference into this prospectus by reference to Brixmor Property Group Inc.’s Current Report on Form 8-K, filed with the SEC on May 27, 2014, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Brixmor Operating Partnership LP as of December 31, 2013 and 2012 and for each of the three years ended December 31, 2013, that have been incorporated by reference into this prospectus by reference to Brixmor Property Group Inc.’s Current Report on Form 8-K, filed with the SEC on January 13, 2015, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

BRIXMOR PROPERTY GROUP, INC.

2,500,000 Shares of Common Stock

PROSPECTUS SUPPLEMENT

offered to stockholders

and other interested investors

solely in connection with the

DIVIDEND REINVESTMENT

AND DIRECT STOCK PURCHASE PLAN

February 17, 2015